As filed with the Securities and Exchange Commission on December 12, 2002                                            File No. 333-87196

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
To FORM SB-2 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAN HOLDINGS, INC.
(Name of small business issuer in its charter)

                                   COLORADO                                              3572                                                         84-0907969
                      (State or jurisdiction of                       (Primary Standard Industrial                  (I.R.S. Employer Identification No.)
                      incorporation or organization)             Classification Code Number)

                                                                                                                                                John Jenkins, CEO
                              900 West Castleton Road, Suite 100                                             900 West Castleton Road, Suite 100
                                      Castle Rock, CO 80104                                                                  Castle Rock, CO 80104
                                             (303) 660-3933                                                                               (303) 660-3933
                      (Address, including zip code, and telephone                                      (Name, address, including zip code
                                 number, including area code, of                                                 and telephone number, including
                       Registrant’s principal executive offices)                                             area code, of agent for service)

It is requested that copies of all correspondence be sent to:
Donna A. Key, Esq., Key Law Firm, PC, 2400 S. Clayton St., Ste. 1000, Denver, Colorado 80210, telephone number (303) 864-9000, facsimile number (303) 757-2708

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement becomes effective on such date as the Securities and Exchange SEC acting pursuant to said Section 8(a) may determine.

                                           Proposed           Proposed
Title of each class                        maximum            maximum            Amount of
of securities to         Amount to be   offering price    aggregate offering    registration
  be registered          registered(1)    per unit(2)          Price               fee(1)
-------------------      ------------   --------------    ------------------    ------------

Common stock,
no par value (3)           28,158,432     $0.70(3)         $19,710,902.40         $1,813.40

Common stock issuable
upon exercise of
outstanding A Warrants(4)   3,240,021     $0.63(4)         $ 2,025,013.13         $  186.30

Common stock issuable
upon exercise of
outstanding B Warrants(4)   2,199,637     $1.25(4)         $ 2,749,546.25         $  252.96

Common stock issuable
upon exercise of
outstanding C Warrants(4)      431,450    $0.85(4)         $   366,732.50         $   33.74

Common Stock issuable
upon exercise of warrants
issued as compensation(4)      100,000    $0.81(4)         $    81,000.00         $    7.45
                               100,000    $0.89(4)         $    89,000.00         $    8.19
                               225,000    $1.00(4)         $   225,000.00         $   20.70
                               271,000    $1.15(4)         $   311,650.00         $   28.67
                                90,000    $1.22(4)         $   109,350.00         $   10.06
                                85,000    $1.25(4)         $   106,250.00         $    9.78
                               250,000    $1.50(4)         $   375,000.00         $   34.50
                                55,000    $1.75(4)         $    96,250.00         $    8.86
                               150,000    $2.00(4)         $   300,000.00         $   27.60
                                50,000    $3.00(4)         $   150,000.00         $   13.80
                           -----------                      -------------          --------
        Total               35,405,540                     $26,689,694.28         $2,456.01(5)
                           ===========                      =============          ========

___________________
(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2)	Consists of shares outstanding in the hands of selling shareholders. Registration fee is based on the last sale price ($0.70) reported by the OTCBB on April 24, 2002 (a date within five business days prior to the initial filing hereof) pursuant to Rule 457(c).

(3)	Consists of shares purchasable upon exercise of warrants held by certain selling shareholders. Registration fee is based on the exercise price of the warrants.

(4)	Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable as a result of the anti-dilution provisions of outstanding warrants.

(5)	A filing fee of $2,500.37 was paid previously.

Subject to Completion - Preliminary prospectus dated December 12, 2002

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SAN HOLDINGS, INC.

32,022,350 Shares of Common Stock

        These shares of SAN Holdings, Inc. (“SANZ”) will be offered and sold by the shareholders listed in the table beginning at page 28 of this prospectus. SANZ will not receive any of the proceeds from the sale of the shares sold by these selling shareholders. Of the total shares offered, 26,035,242 are currently outstanding. These outstanding shares represent approximately 68% of the total shares outstanding on the date of this prospectus. Sale of any of these previously restricted shares into the public market could impact the market adversely so long as this offering continues.

        Some of the selling shareholders own warrants to purchase SANZ shares. The shareholders may exercise those warrants, at prices ranging from $0.625 to $3.00 per share, to purchase from SANZ an additional 5,987,108 shares, which the shareholders may sell pursuant to this prospectus. The shareholders will receive any profit resulting from the resale of the warrant shares to the public.

        The selling shareholders may offer the shares through dealers or brokers in the over-the-counter market, or in privately negotiated transactions. Sales through dealers or brokers will be made with customary commissions being paid by the selling shareholders. Persons assisting the selling shareholders with respect to privately negotiated transactions may also receive compensation. See “Plan of Distribution.”

        SANZ common stock is traded in the over-the-counter market and is quoted on the OTCBB. On December 11, 2002, the last sale price was $0.46 per share.

        These shares are speculative and involve a high degree of risk. See “Risk Factors” beginning on page 3 for discussion of certain material risks in connection with SANZ, which prospective investors should consider prior to purchasing the securities offered hereby.

        THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December __, 2002.

PROSPECTUS SUMMARY

Risk Factors

        An investment in our shares involves a high degree of risk. Factors that may affect our business and include those discussed below under the heading “Risk Factors.”

Our Business

        SAN Holdings, Inc., hereafter SANZ, provides sophisticated enterprise-level data storage and management solutions to clients in the commercial and federal markets. We focus exclusively on the design, implementation and management of data storage systems, especially those that are built using a network architecture. Because we design integrated solutions for our clients rather than merely selling them hardware, we are known in the industry as a “storage solution provider.”

        In the course of our business, we provide the following products and services:

•	Custom storage solutions that we design and deliver as a project to meet a client’s specific needs.

•	Integrated solution products for specific market segments.

•	Storage system management outsourcing services.

        Historically, we have generated revenue from a mix of project, product re-sale, and project-based services, as well as recurring revenues from storage management outsourcing contracts. Recently we began developing integrated solution products that provide data storage and management solutions tailored to deliver optimized performance for particular market segments. Our new product offerings include EarthWhereTM, an engineered storage and data management system designed specifically for the unique data requirements of geospatial imagery, and SANZStreamTM solutions, designed to address the particular requirements for rich media data storage and distribution. Initial sales of EarthWhereTM began in the third quarter of 2002.

        Growing demand for data storage is the result of a proliferation of data intensive applications, from areas as sophisticated as document imaging, digital video, e-banking, e-education, scientific research, and archiving satellite imagery, to those as basic as email. The common thread among these applications is that data storage is an enabling element. In addition to fundamental issues of data storage, data availability becomes critical. Today’s businesses depend on rapid response time, both internally and with vendors and customers via the Internet, making high availability essential for virtually all server applications. Consolidating data storage in networks at centralized data centers lowers costs through increased utilization and more efficient management.

        Because we have attempted to grow rapidly, and simultaneously have incurred substantial expenses in our efforts to develop our integrated solution products, we have generated significant losses over our operating history. ITIS Services, Inc., which we acquired at the end of 2001, also generated significant losses as an independent company prior to its acquisition by SANZ. While we have narrowed these losses in recent periods and we hope to generate positive EBITDA in the near future, we have yet to generate a profit.

        Our principal executive offices are located at 900 West Castleton Road, Suite 100, Castle Rock, Colorado. Our telephone number is (303) 660-3933.

The Offering

        The selling shareholders consist of persons who hold securities that we issued to acquire ITIS Services, Inc. (hereafter, “ITIS”), and in private placement transactions to obtain cash or services for our business. The selling shareholders also include some of our officers and directors. Accordingly, the shares held by the selling shareholders are restricted securities, and are subject to restrictions on resale arising under the Securities Act of 1933. Approximately 6,128,280 shares, or 23%, of the 26,280,242 outstanding shares offered under this prospectus are also currently eligible to be sold publicly under Rule 144 of the Securities Act. The selling shareholders are listed in the table beginning at page 28.

        We are registering the resale of the selling shareholders’ common stock so that they may freely resell their common stock without the legal restrictions and inconvenience associated with reselling restricted securities under Rule 144 of the Securities Act. An individual selling shareholder may choose any of several methods for the resale of shares, as described in “Plan of Distribution,” below at pages 37-40.

Use of Proceeds

        We will not receive any proceeds from the sale of shares by the selling shareholders. If any warrants are exercised, SANZ may receive cash proceeds. Any proceeds we receive from warrant exercise will be used for working capital. See “Use of Proceeds.”

RISK FACTORS

        In addition to the other information contained in this prospectus, prospective investors should carefully consider the following factors in evaluating SANZ, its business and financial condition before purchasing shares offered hereby. We believe the risks and uncertainties described below may materially affect SANZ. There also could be additional risks and uncertainties that we are currently unaware of or that we currently deem immaterial, which may in the future become important factors that affect our financial condition or results.

We may not be successful in generating revenues and gross profits at a level sufficient to support the investment we have made in infrastructure and technical resources. Even after recent cost reductions, our gross profits may not be sufficient to cover this overhead and to enable us to become profitable without further reductions in that overhead.

We incurred net losses of $6.4 million and $4.8 million for the fiscal years ended December 31, 2001 and 2000, respectively, and a net loss of $2.6 million for the nine months ended September 30, 2002. As of September 30, 2002 we had an accumulated deficit of $13.7 million. We have not had a profitable quarter since inception. Our December 2001 acquisition of ITIS has led to substantial increases in our revenues and gross profit; however, there can be no assurance whether or when we will achieve profitability.

We have expanded our engineering staff and sales force and improved our infrastructure, both through internal growth and through our recent acquisitions, to support both expanded selling and project execution elements necessary for our growth objectives. Including the employees added through the ITIS acquisition, our total workforce increased from 37 at January 1, 2001 to 63 as of June 30, 2002, subsequently reduced to 55 as of October 31, 2002. We have also made investments in various software packages, testing lab equipment and other fixed assets to support operations over recent periods. A combination of increases in gross profits and reductions in this overhead (some of which were recently undertaken) will be necessary to enable us to become profitable, and there can be no assurance that we will be successful in doing so.

We may require additional capital to fund our business, which may not be available when needed.

At September 30, 2002, we had just over $1.25 million of cash. At December 31, 2001 we had a working capital deficit (current liabilities are greater than current assets) of $900,000. At September 30, 2002, our working capital deficit had increased to $2.2 million.

We executed a bank line of credit in 2001, and began drawing on this line early in 2002. Following a recent increase, the borrowing limit under that line is $5 million. It should be noted, however, that the funds available under the credit line are limited by the amount of eligible accounts receivable we hold at any given time, and fluctuations in the timing of customer orders can adversely affect our ability to draw on the line when required. Covenants permit the lender to declare the loan in default if our operating subsidiary has a net loss greater than specified amounts during each calendar quarter, or if the book net worth of our operating subsidiary falls below levels that we have agreed to maintain.

We may seek to raise additional capital through bank borrowings or public or private offerings of equity or debt securities or from other sources. No assurance can be given that additional financing will be available or that, if available, it will be on terms favorable to us. Future issuances of securities could adversely affect the interests of our prior shareholders.

During the first nine months of 2002, we generated a net loss before depreciation and amortization of $1.8 million. During the quarter ended September 30, 2002 we took actions intended to reduce expenses to levels at or below anticipated gross profit levels and, in so doing, to reduce net cash requirements. However, the full effect of these changes is not likely to be realized until the fourth quarter of 2002 or later. Management believes that these actions will be sufficient to enable SANZ to operate with its existing capital base for at least the next twelve months. These actions and their effects are discussed in “Management’s Discussion and Analysis or Plan of Operation,” at page 20.

While these actions are currently projected to enable us to reach profitability without raising additional capital, there can be no assurance that they will succeed in doing so. For this reason, and because of the continuing slow pace of the economy in general and of technology spending in particular, there is a possibility that we will need either to take further action to reduce expenses (which could entail curtailing certain operations), or to seek additional capital, or both. If we do seek additional debt or equity financing, there is no assurance that it will be available on favorable terms or in an amount sufficient to avoid further cost-cutting.

The issuance of securities has been a significant source of cash in the past. We also have issued securities to acquire other companies and assets. Due to our limited cash resources, any future acquisitions likely could be effected only by our issuance of securities, and management may in the future deem raising capital through the sale of additional securities to be preferable to bank financing. Additional funds raised through the issuance of equity securities or securities convertible into our common stock could dilute the percentage ownership of prior shareholders, or result in our issuance of securities with rights, preferences or privileges may be senior to those of the common shares.

Our ability to grow our business depends on relationships with others. If we were to lose those relationships, we could lose our ability to sell certain of our products.

Most of our revenue and a majority of our gross profit come from selling integrated solutions, consisting of combinations of hardware and software products produced by others. While our relationships change from time to time, some of our most significant technology partners at this time are Storage Technology Corporation (StorageTek), Hitachi Data Systems, Sun Microsystems and Veritas Software. If a given technology partner changes its marketing strategy and de-emphasizes its use of marketing partners such as SANZ, our ability to generate revenue and profit from reselling its products would diminish.

There will be risks associated with introducing new products. If we are not successful with those product introductions, we will not realize on our investment in developing those products.

We have recently completed product and market development for two new products, EarthWhereTM and SANZstreamTM. EarthWhereTM has had some initial sales. SANZstreamTM has been introduced but has not yet generated any sales. Direct costs of these activities (without allocation of overhead and similar costs) totaled approximately $400,000 in the first nine months of 2002. We will continue to evaluate opportunities to develop other integrated product solutions; if we choose to develop other such products, we will incur expenses in those development efforts. Market acceptance of new products may be slow or less than we expect. SANZstreamTM in particular addresses an as-yet undeveloped market segment and, although we are offering this new product, we have reduced our sales efforts for SANZstreamTM until a market develops for it. Our products also may not perform in a manner that is required by the market, or our competitors may be more effective in reaching the market segments we are targeting with these products. Slow market acceptance of these products will delay or eliminate our ability to recover our investment in these products. During any period that we unsuccessfully seek to market these products, we will also incur marketing costs without corresponding revenue.

Due to our limited operating history, the uncertain acceptance of our new products, and the continued decline in technology spending in general, we may have difficulty accurately predicting revenue for future periods and appropriately budgeting for expenses, resulting in expense levels unjustified by actual revenues.

The Company’s limited operating experience, our recent and significant increase in size through the acquisition of ITIS, the continued economic slowdown and resultant decline in technology spending by customers, and other factors beyond our control, reduce our ability to accurately forecast our quarterly and annual revenue. If our revenue does not increase as anticipated or if it decreases, significant losses could result due to expense levels that were established in anticipation of revenue growth.

We have experienced, and expect to continue to experience, significant period-to-period fluctuations in our revenue and operating results. As a consequence, financial results from any one period may not be indicative of results that will be realized in future periods.

A number of factors may particularly contribute to fluctuations in our revenue and operating results, including: the timing of orders from, and product integration by, our customers, and the tendency of these customers to change their order requirements frequently with little or no advance notice to us; deferrals of customer orders in anticipation of new products, services, or product enhancements from us or our competitors or from other providers of storage networking products; and the rate at which new markets emerge for products we are currently developing. In addition to the budgeting difficulties posed by these fluctuations, our reported results from any one period may not be a reliable indicator to investors of the financial results that may be expected in future periods.

Our business is dependent on a market that is still relatively new, and therefore unpredictable.

Storage area networks, or SANs, were introduced in 1997. As a result, the market for SANs and related products has only recently begun to develop and is rapidly evolving. Because this market is still relatively new, it is difficult to predict its potential size or future growth rate. We have planned our business based on the projections of market analysts that the rapid initial growth in networked storage will continue once the broader economy strengthens, but that may not occur. If this market does not develop and expand as we anticipate, our revenues may not grow as projected, resulting in continued operating losses.

A significant portion of our sales has historically been to the U.S. Federal Government, and if we lost the ability to sell to the government our sales would decline significantly.

As discussed further under the heading “SANZ and Its Business - Our Clients” at pages 10-11, our sales have historically been concentrated in the federal government sector. In 2001, federal and state agencies represented, in the aggregate, approximately 80% of our revenues. Moreover, three customers accounted for 29%, 13%, and 11%, of our total revenue; the largest two of these were both agencies of the U.S. federal government. Two of those customers each accounted for 15% of total revenue in 2000. Largely due to our acquisition of ITIS Services at the end of 2001, our dependence on federal government customers has declined during 2002, with all federal customers representing in the aggregate 40% of sales during the first nine months of 2002, and with the largest single customer (a federal agency) representing 11% of sales during that period.

While it is not legally necessary to be an approved vendor in order to sell to the government, we have established “GSA Schedules” with the U.S. General Services Administration (GSA) with respect to many of the products we sell. GSA schedules are product and price lists that are reviewed and approved by the GSA as the basis for purchases by federal government agencies. Those GSA Schedules greatly facilitate our sales to government end-users. If the GSA were to refuse to renew those GSA Schedules, we could lose much of our government revenue base.

Public sale of previously restricted shares could cause the market price of our shares to drop significantly, even if our business is doing well.

All of the shares registered for sale on behalf of the selling shareholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933. These restricted shares were issued to acquire ITIS, were sold to raise capital, or were issued as compensation for services. As a condition of the acquisition of ITIS, we agreed to register the shares we issued to ITIS shareholders for public sale. In other private issuances, we also agreed to include those securities in any registration statement that we filed, including the ITIS shareholder registration statement.

This prospectus will permit the public sale of the restricted shares currently outstanding, as well as shares issued to the selling shareholders upon exercise of warrants they hold. Of the 26,280,242 currently outstanding shares offered, 19,926,962 cannot currently be sold in a public sale (under Rule 144 or otherwise). Any shares not sold by selling shareholders pursuant to this prospectus will remain as restricted securities in the hands of the holder. The increased supply of shares available for sale into the public market could have a depressive effect on the market price for our shares. Adding to this risk is the fact that the outstanding shares offered under this prospectus were purchased, and outstanding warrants are exercisable, at prices as low as $0.625 per share, which may cause the holders to be willing to sell at prices lower than those that holders who purchased at higher prices would be willing to accept.

Acquisitions of other companies could disrupt our business and harm our financial condition.

SANZ has grown over the past few years in part through acquiring other companies. It is possible that we will seek opportunities to acquire other businesses or technologies. All acquisitions entail a number of risks that could materially and adversely affect our business and operating results. These risks include problems integrating the acquired operations, technologies or products with our existing business and products. There can be no assurance that our current management, personnel and other corporate infrastructure will be adequate to manage growth and operations that are geographically dispersed. Successfully integrating the operations of acquired companies is likely to take management time and attention away from day-to-day operations.

We are a relatively small company with limited resources compared to some of our current and potential competitors, which may hinder our ability to compete effectively.

Some of our current and potential competitors have longer operating histories, significantly greater resources, broader name recognition, and a larger installed base of customers than we have. As a result, these competitors may have greater credibility with our existing and potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours, which would allow them to respond more quickly than us to new or emerging technologies or changes in customer requirements. In addition, some of our current and potential competitors have already established supplier or joint development relationships with decision makers at our current or potential customers.

No dividends.

SANZ has never paid cash dividends on its common stock. We it do not contemplate paying dividends in the foreseeable future since we will use all of our earnings, if any, to finance expansion of our operations. See “Market for Our Shares and Related Shareholder Matters - Dividends” at page 15.

Our Articles of Incorporation permit us to issue preferred stock with rights superior to the common stock.

We are authorized under our Articles to issue up to 10,000,000 shares of preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. As of the date of this prospectus, there are no shares of preferred stock issued or outstanding, and the board of directors has no current plan to issue any shares of preferred stock. However, at any time the board may issue shares of preferred stock having rights superior to those of the common stock. This could cause the market price of our common stock to decrease. Preferred shares could be issued as a device to prevent a change in control of SANZ. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

AVAILABLE INFORMATION

        We have filed with the SEC in Washington, D.C. a registration statement on Form SB-2, as amended, with respect to this offering of shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we included in the registration statement and its exhibits. We also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

        We provide to our shareholders annual reports, which include audited financial statements.

USE OF PROCEEDS

        SANZ will not receive any proceeds from sales of shares by the selling shareholders. SANZ will receive proceeds if outstanding warrants are exercised for cash. Many of the outstanding warrants also permit cashless exercise. See “Plan of Distribution - Sale of Securities by SANZ” at page 39. Based on recent market prices for our common stock, we believe it unlikely that warrants at prices greater than $0.63 will be exercised in the near future. If all warrants exercisable at or below $0.63 are exercised for cash, gross proceeds to SANZ would total $2,025,013. Any proceeds will be used for working capital.

SANZ AND ITS BUSINESS

        This prospectus contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future. The statements are based on information available to us at this time, and we assume no obligation to update any of these statements. Actual events and results could differ materially from our expectations because of many factors, including those identified in the section titled “Risk Factors” beginning at page 3. We urge you to review and consider those factors, and those identified from time to time in our reports and filings with the SEC, for information about risks and uncertainties that may affect our future results. All forward-looking statements we make after the date of this filing are also qualified by this cautionary statement and identified risks.

        SANZ provides sophisticated enterprise-level data storage and management solutions to clients in the commercial and federal markets. We focus exclusively on the design, implementation and management of data storage systems, especially those that are built using a network architecture. Because we design integrated solutions for our clients rather than merely selling them hardware, we are known in the industry as a “storage solution provider.”

        In the course of our business, we provide the following products and services:

•	Custom storage solutions that we design and deliver as a project to meet a client’s specific needs.

•	Integrated solution products for specific market segments.

•	Storage system management outsourcing services.

        Historically, we have generated revenue from a mix of project, product re-sale, and project-based services, as well as recurring revenues from storage management outsourcing contracts. Recently we began developing integrated solution products that provide data storage and management solutions tailored to deliver optimized performance for particular market segments. Our new product offerings include EarthWhereTM, designed specifically for the unique requirements of geospatial imagery storage and distribution, and SANZStreamTM, designed to facilitate distribution and storage of rich media content. Sales of our EarthWhereTM product commenced in the third quarter of 2002.

        Growing demand for data storage is the result of a proliferation of data intensive applications, from areas as sophisticated as document imaging, digital video, e-banking, e-education, scientific research, and archiving satellite imagery, to those as basic as email. The common thread among these applications is that data storage is an enabling element. In addition to fundamental issues of data storage, data availability becomes critical. Today’s businesses depend on rapid response time, both internally and with vendors and customers via Internet, making high availability essential for virtually all server applications. Consolidating data storage in networks at centralized data centers lowers costs through increased utilization and more efficient management.

Our Background

        SANZ was formed as a Colorado corporation in 1983. We commenced our current business in 2000, when we acquired three companies with varying degrees of presence in the storage products and solutions marketplace. These three companies, Storage Area Networks, Inc., CoComp, Inc., and Value Technology, Inc., merged their operations and currently operate as our wholly owned subsidiary, Storage Area Networks, Inc. In October 2001, we acquired certain operating assets of ECOSoftware Systems, Inc. a privately held storage networking consulting and integration firm based in Boulder, Colorado.

        In December 2001, we acquired ITIS Services, Inc., a privately held data storage consulting and storage solutions provider firm with offices in Norwalk, Connecticut and Boston, Massachusetts. ITIS' business model closely matched ours, except that ITIS had not yet developed its own integrated solution products. ITIS historically served exclusively the commercial markets. Its client base includes large, national financial services, healthcare and technology companies. By acquiring ITIS, we have established a more significant market presence in the eastern United States and in the commercial markets in general. Certain officers of ITIS now are officers and directors of SANZ.

        Effective July 1, 2002, in order to further integrate and streamline our operations, we merged ITIS with and into our Storage Area Networks, Inc. subsidiary.

        Our principal executive offices are located at 900 West Castleton Road, Suite 100, Castle Rock, CO 80104. Our telephone number is (303) 660-3933.

Our Business

        The market for data storage solutions is generally robust and broad-based, though not immune to the capital-spending slump that began affecting the U.S. economy in 2001. Industry analyst IDC estimates that the worldwide data storage market will reach $71 billion by 2004. Industry analyst The Yankee Group predicts that networked storage, the subset of the overall storage market which is SANZ’ primary focus, will grow from approximately $7 billion in 2001 to in excess of $14 billion in 2003, representing year-on-year growth exceeding 30% in 2002 and 50% in 2003.

        We design, deliver, and manage sophisticated data storage solutions based on Storage Area Networks (“SAN”) and Network Attached Storage (“NAS”). These are secondary, high-speed computer networks dedicated to data storage and backup functions. SAN and NAS have been increasingly recognized as the promising new architecture that have the capability to solve many of the storage issues arising in today's open systems networks. These issues include:

•	Rising cost in server-based storage environments due to inefficient storage utilization and high maintenance costs

•	Increased isolation and resulting performance degradation of storage resulting from restrictive server-to-storage connectivity and incompatible storage protocols

•	Increased complexity in upgrading server and storage capacities

•	Requirements for comprehensive data security, protection, and disaster recovery capabilities.

        By centralizing data storage functions, storage networks create a reservoir of data storage that can be shared by multiple servers and is accessible over long distances. Networked storage solutions permit large amounts of data to be shared, managed, and accessed among diverse servers and storage systems running different computer operating systems or software applications. This increased manageability and superior performance are particularly important for applications that depend on transfer of high volumes of data, such as found in imaging, pharmaceutical development and complex financial analysis.

Our Clients

        While we have always sought to serve both federal government and commercial markets, until the recent acquisition of ITIS, our sales were highly concentrated in the federal government sector. By acquiring ITIS, with its East-coast commercial client base, we have begun to achieve a more balanced mix of federal government and commercial business.

        Our federal government clients include agencies involved in national defense, law enforcement, and high performance government computing and government logistics. Included in our federal government business are sales directly to government end-users, as well as sales to prime contractors who provide various services to government end-users. Of our total government billings during 2001, 47% were directly to the federal government, and the remainder was to third parties acting as prime contractors or to states.

        While we do not restrict our commercial business to specified industries, we have developed a relatively greater number of clients in certain industries, including:

•	computer services

•	financial services

•	biotechnology and pharmaceuticals

•	health care

•	telecommunication

•	entertainment

        These industries are in various states of maturity in their use of data storage technology.

        We have developed specific expertise in certain market segments and can provide solutions that are tailored to the needs of particular business environments. This approach led us to undertake the development and introduction of our integrated solution products, known sometimes generally as “storage appliances.” These products address extraordinary data storage and management requirements not readily addressed by technologies and products available in conventional fashion. Our current development efforts include storage appliances and solutions for geospatial data storage and management, and for rich media data distribution and storage. We expect to continue our efforts to develop efficient, integrated storage solutions for additional market segments as we identify new opportunities.

        We employ a direct sales model, but rely heavily on cooperative selling with our technology partners, all of whom have sales personnel who are tasked to support channel partners such as SANZ. Our technology partners may provide opportunity leads for us to execute directly, or include us as part of a large system solution delivery project that they manage. In our own efforts, we often call upon our technology partners for direct support in the sales process, in the implementation process, or to provide lease financing for large projects.

        We operate from an engineering-centric business model. To support our ability to deliver complex technical solutions, we operate testing laboratories at our offices in Norwalk, Connecticut and Castle Rock, Colorado. These are used to test proposed solutions, and to demonstrate those solutions to prospective clients.

        Significant Customers. In 2001, three customers accounted for 29%, 13%, and 11%, of our total revenue; the largest two of these were both agencies of the U.S. federal government. Two of those customers each accounted for 15% of total revenue in 2000.

SANZ Products and Services

        Our products can be broken into two distinct general categories, Custom Client Solutions and Integrated Product Solutions. As noted above, we have only recently begun to market our Integrated Product Solutions and have recorded only limited sales of these products.

        We also generate revenue from consulting and storage management services delivered independently of our Custom Client Solutions and Integrated Product Solutions (although sometimes to the same customers), and from installation and similar services rendered as a part of the sale of a solution. In 2001, services revenues of all types aggregated less than 5% of our total revenues, and therefore are not separately reported.

Custom Client Solutions

        We design and deliver custom solutions by working with our clients to understand both their current and their projected data storage needs, and the business drivers that affect those needs. A critical element in our typical sales process is that of providing detailed support of the financial justification of a proposed solution using a conventional return on investment analysis and a separate “return on information management” analysis developed by ITIS.

        Our engineering staff designs a “best of breed” system to best meet the client’s business and technology needs, selects and acquires the hardware and software components from our technology suppliers, performs interoperability testing as required, and finally coordinates installation of the system at the client’s facility. We augment our own engineering resources by engaging our vendors’ engineers to perform installations or other tasks on a case-by-case basis. We have developed our product and service offerings specifically to be able to engage a client at any point in the evolution of their storage requirements, and to continue to provide solutions, as the client’s needs change in scope.

Integrated Product Solutions

        As a logical extension of our custom client solutions business and vertical market focus, we have invested in designing integrated solutions to address identified niche market opportunities. As we work with many clients in a particular industry and determine common requirements, our product development staff looks for opportunities to address those common requirements with a standard design or configuration, built upon new or unique combinations or configurations of generally available technologies. For some industries, a relatively simple ’storage appliance” with one or two components can address these requirements. For others, the solution includes a more complex package of products and services. During 2001, we discontinued our efforts to develop a related product, SANZGuard, after we reassessed the forecasted development cost versus the potential market interest. Our current offerings include the EarthWhereTM and SANZstreamTM solutions, described below.

EarthWhereTM (formerly GEMS) is an engineered storage and data management system designed specifically for the unique data requirements of Geospatial imagery (digital images of the earth’s surface captured by satellite or aerial observation). The EarthWhereTM product family is based on SAN architecture and provides a scalable, low cost and secure infrastructure for electronic image processing. Applications for this product range from defense surveillance to the business community to city planning functions. Customers may purchase enhanced options, such as a disaster recovery and fault tolerant disks or an integrated third party image processing application, as part of the original system, or add these features later. We recorded our first sale of an EarthWhereTM product in the third quarter of 2002.

SANZstreamTM is a centralized storage and content distribution system designed to address the particular needs of handling digital rich media content. Digital media files are large and present particular storage and distribution challenges in either a scheduled or an on-demand environment. Since the market for on-demand video products for entertainment and other products utilizing centralized video distribution is generally new and largely undeveloped, we expect sales of this product to be slow to develop over the next 24 months, and have adjusted our marketing efforts accordingly.

Our Technology Partners

        SANZ is an independent storage solution provider, not under common ownership with manufacturers of products used in our networked storage solutions. We build and manage our best of breed solutions by integrating product offerings from our technology product suppliers. Current key suppliers include:

•	StorageTek

•	Hitachi Data Systems

•	Sun Microsystems

•	Veritas

•	LSI Logic

•	Brocade

        We believe we have strong relationships with these product suppliers. SANZ holds federal government General Services Administration schedules for many of these products, which gives us a distinct advantage in working with our government clientele. In some cases, our technology partners engage us for the expertise we bring to a technology team, in particular in heterogeneous technology environments, where individual manufacturers lack the skills necessary to work with all the full range of software and hardware components presenting a sophisticated solution.

Competition

        The rapidly evolving and highly competitive market for data storage is served by many manufacturers, value added resellers, storage solution providers, and storage service providers.

        Major computer system firms all offer storage devices along with their server, workstation and desktop computer systems. To some extent, our products compete with those systems.

        We face more direct competition from manufacturers specializing in storage technology products. These include Dot Hill Systems Corp., EMC, Exabyte, Hitachi Data Systems, LSI Logic, MTI Technology, nStor, OnStream, Spectralogic, StorageTek, Storcase, Ultera and Veritas. Some product companies address the market with a direct sales model, some employ a channel partner-only strategy, and some use a hybrid strategy that includes both.

        A number of these competitors also are key technology suppliers of SANZ. Those that are not provide competition in our accounts and markets. In some cases, in large legacy accounts of our technology partners, we will face competition directly from those suppliers. A large number of private company value added resellers serve as sales and distribution outlets for the manufacturers listed above, while many of these offer only component sales and distribution. We sometimes compete with these companies at the user client level. At times, we face competition from other resellers offering the same or similar equipment from the same technology partners. In general, these competitors are regional.

        We compete with Companies that characterize themselves as storage solution providers, such as Bell Microsystems, Cranel, Datalink, and Stornet. Some of these, such as Bell Microsystems, are large component resellers who have recently moved into the market for complete solution delivery. Others, such as Datalink, have applied the solution sale model for a longer time.

Employees

        As of October 31, 2002, we employed 55 people, all but one in full-time positions. None of our employees are subject to collective bargaining agreements. We believe that our relations with our employees are good.

Property

        SANZ occupies 6,725 square feet of office and lab space in Castle Rock, Colorado. The lease for the Castle Rock facility expires on May 31, 2004. The monthly rent under this lease is $9,578 plus the costs of utilities, property taxes, insurance, repair and maintenance expenses, and common area utilities.

        We also lease office space (and lab space in our Norwalk, Connecticut office) for the following regional offices:

  Office Location        Lease Expiration    Monthly Rent   Square Footage
  ---------------        ----------------    ------------   --------------
  Boston, MA              July 31, 2005         $3,975          2,168
  Colorado Springs, CO    Month-to-month        $  724          1,250
  Norwalk, CT             June 30, 2003         $6,096          5,000
  Phoenix, AZ            October 15, 2005       $3,148          1,757

        We acquired our Norwalk and Boston offices through the December 2001 acquisition of ITIS. During 2001, we closed our regional offices in Englewood, Colorado, Boulder, Colorado and Austin, Texas. We will continue to pay rent for the Boulder and Austin offices through July 2003, and have accrued the obligation for the life of the lease. The lease for a previously closed ITIS office in Orlando, FL continues until January 2006. We have entered into a sublease for the Orlando office, which offsets a portion of our lease payments, and have accrued the balance of the obligation. Including the balance of our payments for the Orlando office not offset by the sublease, we remain obligated to make lease payments for these three closed offices, currently totaling $5,820 per month.

        We believe that our properties, equipment, fixtures and other assets are adequately insured against loss, that suitable alternative facilities are readily available if the lease agreements described above are not renewed, and that our existing facilities are adequate to meet current requirements.

Legal Proceedings

        As described below, in December 2001we concluded two legal matters for which we previously had recorded reserves.

3Si. In May 1999, we filed a lawsuit against 3Si Holdings, Inc. (“3Si”), seeking payment of unpaid invoices in the approximate amount of $2,000,000. 3Si initially agreed to settle the lawsuit and pledged certain shares of 3Si common stock to secure that settlement. 3Si subsequently filed a new lawsuit seeking to set aside the original settlement and, in addition, seeking substantial additional damages against SANZ, our operating subsidiary Storage Area Networks, Inc., the founders of Storage Area Networks, and certain other individuals not associated with SANZ.

        Over time, we determined that our prospects for recovery were declining. The 3Si shares pledged to us as security were decreasing in price, and we continued to write down their value on our books. In December 2001 SANZ, 3Si and most of the other parties to the lawsuit entered into a global settlement agreement, providing for (among other things) mutual releases, without payment, between SANZ and 3Si, SANZ’ forgiveness of the account receivable from 3Si and the associated release of the pledge on the shares of 3Si common stock securing the original settlement, and the surrender to SANZ of a total of approximately 170,000 shares of SANZ common stock by L.W. Buxton and Warren Smith, the founders of Storage Area Networks, Inc.

XS Data. SANZ initiated legal action against XS Data Solutions, Inc. in April 2001 in an attempt to collect a $2,000,000 account receivable generated in 2000. At the time the legal action was initiated, XS Data Solutions had no remaining cash resources, and had not been successful in several attempts to arrange additional financing. During the course of litigation, we determined that XS Data’s limited resources made full recovery unlikely. Late in 2001, XS Data located a buyer for its business. A condition to the purchase was settlement of our lawsuit. We agreed to settle, and were paid $50,000 in cash and received a $250,000 non interest-bearing note, payable quarterly over three years and secured by the equipment we initially sold to XS Data. XS Data subsequently defaulted on two of its note payments and, on July 9, 2002, filed for bankruptcy. In November 2002, those bankruptcy proceedings were dismissed, and XS Data and a related party entered into written agreements with us committing to a schedule to resume payments on the note. . After reserves that have been recorded against the note, we believe that the collateral securing the note has a value at least equal to the amount that remains due to us. We intend to continue to enforce payment on the note or, in the alternative, to recover the collateral.

Market for Our Shares and Related Shareholder Matters

        Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol “SANZ.” The following table shows the quarterly range of high and low bid quotations for our shares since January 1, 2000. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. The trading market in our securities may at times be moderately illiquid due to low volume.

                                      Common Stock
                                 --------------------
                                $ High          $ Low
                                 -----          -----
      2002
      ----
      First Quarter              1.14           0.65
      Second Quarter             0.75           0.40
      Third Quarter              0.52           0.24
      Fourth Quarter             0.50           0.26
      (through 12/11/02)

      2001
      ----
      First Quarter              1.50           0.80
      Second Quarter             1.62           0.80
      Third Quarter              1.19           0.77
      Fourth Quarter             1.14           0.78

      2000
      ----
      First Quarter             19.75          18.75
      Second Quarter            10.00          10.00
      Third Quarter             4.625          4.625
      Fourth Quarter            1.375          1.125

        On December 11, 2002, the last reported sale price for our common stock was $0.46.

Holders

        As of December 11, 2002, there were 38,269,102 SANZ shares outstanding, held of record by approximately 350 registered holders. Registered holders include brokerage firms and clearinghouses holding our shares for their clientele, with each brokerage firm and clearinghouse considered as one holder.

Dividend Policy

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, for the operation and development of our business, and do not intend to pay any dividends in the foreseeable future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In applying our accounting principles, we must often make individual estimates and assumptions regarding expected outcomes or uncertainties. As you might expect, the actual results or outcomes are generally different than the estimated or assumed amounts. These differences are usually minor and are included in our consolidated financial statements as soon as they are known. Our estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

We periodically review the carrying value of our goodwill and other intangible assets when events and circumstances warrant such a review. One of the methods used for this review is performed using estimates of future cash flows. If the carrying value of our goodwill or other intangible assets is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the goodwill or other intangible assets exceeds its fair value. We believe that the estimates of future cash flows and fair value are reasonable. Changes in estimates of such cash flows and fair value, however, could affect the calculation. It is at least reasonably possible that the estimates we use to evaluate the realizability of goodwill will be materially different from actual amounts or results.

Based on an assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements provide a meaningful and fair perspective of our company. We do not suggest that other general risk factors, such as those discussed elsewhere in this report, could not adversely impact our consolidated financial position, results of operations or cash flows.

General

SANZ’ current business operations commenced in 2000 through the combination of three private companies, CoComp, ValueTech and Storage Area Networks, with a public company, Citadel Environmental Group, Inc. In October 2001, we acquired operating assets of ECOSoftware Systems, Inc., and effective December 31, 2001, we acquired ITIS Services, Inc., a data storage company operating out of Norwalk, CT.

The consolidated financial statements discussed below include the accounts of Storage Area Networks, Inc. for all periods presented, plus subsidiaries from the dates of their acquisition by SANZ. All significant intercompany balances have been eliminated.

ITIS Services was acquired as of December 31, 2001, and while its assets and liabilities as of that date are included in the December 31, 2001 balance sheet, its results of operations are not reflected for periods ending on or prior to December 31, 2001.

Results of Operations

Quarter Ended September 30, 2002 Compared to Quarter Ended September 30, 2001

Sales. Our sales increased by $3.2 million during the three months ended September 30, 2002 from $5.5 million for the three months ended September 30, 2001 to $8.7 million for the three months ended September 30, 2002. Of this amount, we estimate that approximately $2.4 million consists of sales in markets penetrated through the acquisition of ITIS. Increased sales into the commercial markets during the third quarter of 2002 accounted for most of the remainder of the increase. Sales were weighted moderately toward the commercial market during the third quarter of 2002, with approximately 65% of total sales to commercial customers and the balance to a mix of federal and state government end-users (including both direct government sales and those made to government prime contractors).

Gross Profit. Gross profit as a percent of sales was 18% for the quarter ended September 30, 2002 compared to 14% for the prior year quarter. The higher gross profit is due to the revenue mix in 2002 being shifted toward commercial customers, rather than the predominantly government customer base experienced in 2001. These commercial sales are generally at a higher margin than sales to government customers.

Engineering, Selling, General and Administrative. Engineering, selling, general and administrative expenses increased by $500,000 during 2002 compared to the same period in 2001. The acquisition of ITIS Services, Inc. in December 2001 accounts for this increase, offset in part by reductions in certain redundant costs. Operating expenses during this period represented 28% of revenue, as compared to 35% of revenue during the prior year period.

Over the course of the third quarter of 2002, we took certain actions intended to reduce expenses to levels at or below anticipated gross profit levels and, in so doing, to reduce net cash requirements. Those actions consisted principally of the elimination of a limited number of positions, reducing our headcount by 14% from the number at June 30, and implementing more stringent cost controls in a number of operating expense categories. The savings associated with a significant portion of those changes are reflected in the results for the third quarter of 2002, but the full effect of the changes will not be realized until the fourth quarter of 2002 or thereafter. Principally as a result of these changes, total operating expense was reduced from $2,772,000 (including depreciation and amortization) in the quarter ended June 30, 2002 to $2,407,000 (including depreciation and amortization) in the quarter ended September, 30, 2002, a reduction of $365,000 including depreciation and amortization Cash expense (i.e., excluding depreciation and amortization but including interest costs and other non-operating expense and income) was reduced by $200,000. Management estimates that, if the changes that were implemented in July and August 2000 had been in effect throughout the third quarter of 2002, expenses during the quarter would have been reduced by a further $221,000, to total operating expenses of just over $2,000,000 excluding depreciation and amortization.

Nine Months Ended September 30, 2002 Compared to Nine Months Ended September 30, 2001

Sales. Our sales increased by $12.7 million during the nine months ended September 30, 2002, from $14.4 million for the nine months ended September 30, 2001 to $27.1 million for the nine months ended September 30, 2002. Of this amount, we estimate that approximately $11.0 million consists of sales in markets penetrated through the acquisition of ITIS. Increased sales into commercial markets in other geographies accounted for most of the remainder of the increase. Sales were weighted slightly toward the commercial market during the first nine months of 2002, with 55% of revenues being generated by sales to commercial customers and the balance to a mix of federal and state government end-users (including both direct government sales and those made to government prime contractors).

Gross Profit. Gross profit as a percent of sales was 19% for the nine months ended September 30, 2002 compared to gross profit as a percent of sales of 16% for the prior year period. The higher gross profit is due to the revenue mix in 2002 being weighted to commercial customers. These sales are generally at a higher margin than sales to government customers.

Engineering, Selling, General and Administrative. Engineering, selling, general and administrative expenses increased by $2.1 million during 2002 compared to the same period in 2001. The acquisition of ITIS Services, Inc. in December 2001 accounts for this increase, offset in part by reductions in certain redundant costs. Operating expenses during this period represented 28% of revenue, as compared to 39% of revenue during the prior year period. This reduction in the operating expense ratio results from the fact, while total operating expense increased from the 2001 period to the 2002 period (as a result of the ITIS acquisition), that acquisition and other factors caused sales volume to increase at a rate significantly faster than the increase in operating expense.

Interest Expense. Interest expense increased from $41,000 for the nine months ended September 30, 2001 to $134,000 for the comparable 2002 period due to borrowings on the line of credit during 2002.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

ITIS Services was acquired as of December 31, 2001, and while its assets and liabilities as of that date are included in the December 31, 2001 balance sheet, its results of operations are not reflected for periods ending on or prior to December 31, 2001.

Sales. SANZ’ sales increased by $2.8 million, or 16%, during the year ended December 31, 2001, from $18.3 million for the year ended December 31, 2000. It is not possible to precisely calculate the revenue impact of volume changes, price changes and product mix changes from period to period due to the fact that most of our sales consist of “bundled” solutions consisting of multiple components, some or all of which may have changed from one period to the next through technological enhancements, which occur rapidly in our industry. However, we can state that both our cost and our sales price of each specific component infrequently increase, and often decrease, over time. This effect is offset by our ability to sell newer and often more expensive products in lieu of the older products whose prices have decreased. The increased sales were primarily in the federal sector, due to heightened demand for data storage, and back-up/restore functionality.

Gross Margin. Gross margin for the year ended December 31, 2001 was 15%, compared to a gross margin of 25% for the year ended December 31,2000. The gross margin for 2000 included a credit related to the settlement of a disputed payable. Excluding this credit, the gross margin would have been 22%. The decrease in margin was caused by a change in the revenue mix from a more balanced mix of commercial and governmental sales in 2000, to a concentration of governmental sales in 2001. During 2002, revenue contribution from federal markets has been reduced on a percentage basis due to the addition of commercial revenue generated from the ITIS acquisition.

Selling, General and Administrative. Selling, general and administrative expenses increased by $1.2 million during 2001. Selling expenses increased by $1 million due to a staffing increase from six to twelve sales people to support growth of our commercial business and costs associated with the marketing of our new integrated solution products, EarthWhereTM and SANZstreamTM. Engineering costs increased by $200,000 as a result of the development effort associated with those integrated solutions and the need to expand technical resources to support new vendor technologies critical to our growth efforts. During 2000, SANZ recorded $500,000 compensation expense in conjunction with the termination of an executive employment contract. During 2001, no comparable cost was incurred.

Write Down of Certain Receivables. During 2000 and 2001, we filed litigation to collect accounts receivable from two customers, 3Si and XS Data. 3Si and XS Data, and the disputes involving each, were not related to one another. In December 2001, we entered into binding settlements of each of these disputes due to the declining value of these receivables and the increasing demands on management’s time.

In a settlement of earlier litigation in the first quarter of 2000, we had obtained a pledge of approximately 6.5 million shares of 3Si common stock to secure the debt owed to us by 3Si (which had a book value of $1.995 million, net of associated reserves, at March 31, 2000). However, those shares were illiquid and decreased in market price over this period, causing us to write down their value on our books. The aggregate write down of the receivable and the 3Si shares was $1,341,000 during 2000, to reduce the value to the market value of the collateral net of anticipated collection costs.

During 2001, 3Si filed new litigation against us, to set aside the earlier settlement and asserting claims against us. In December 2001, we entered into the final 3Si settlement, in which we forgave the account receivable from 3Si and released the associated pledge on the shares of 3Si common stock securing the original settlement. 3Si in turn released SANZ from the claims it had asserted. Two former officers and directors of Storage Area Networks who had also been named as defendants transferred approximately 170,000 shares of SANZ stock to us, without payment, as part of the settlement. In connection with the 3Si settlement, during the year ended December 31, 2001, we recorded a charge of $900,000 to write-off the remaining value of the investment securities.

In the XS Data settlement, we were paid $50,000 in cash and a $250,000 non interest-bearing note, payable quarterly over three years and secured by the equipment we initially sold to XS Data. In connection with the XS Data settlement, during the year ended December 31, 2001, we recorded a charge of $480,000 in receivable write-offs in addition to the charge of $1,265,000 recorded during the year ended December 31, 2000.

Interest Expense. During 2001, interest expense decreased by $43,000. This decrease is primarily due to the reduction in interest associated with the decrease in outstanding debt.

Liquidity and Capital Resources

September 30, 2002

Our cash position decreased by $4.1 million from December 31, 2001, to $1.2 million in cash and cash equivalents at September 30, 2002.

For the nine months ended September 30, 2002, our operating activities used $6.3 million of cash compared to $1.8 million of cash used during the comparable period in 2001. The increase in cash use primarily is due to a net reduction in accounts payable ($2.0 million), a net reduction in accrued expenses ($1.4 million), and an increase in accounts receivable ($1.3 million), offset in part by a decrease in inventories ($2.4 million).

Cash from investing activities decreased from $21,000 generated in the prior year to $250,000 used in the current year. This decrease primarily is the result of a certificate of deposit maturing in the prior year.

We generated cash from financing activities in the prior year of $4.2 million compared to $2.4 million in the current year. This is due to borrowings on the line of credit in 2002.

On July 1, 2002, we finalized the renegotiation of our existing $2.5 million line of credit with Wells Fargo Business Credit, Inc. to a $5 million line of credit agreement. We regularly draw on this line and repay the amounts borrowed, addressing timing differences between our collections from clients and our payments to vendors. It should be noted, however, that the funds available under the credit line are limited by the amount of eligible accounts receivable we hold at any given time, and fluctuations in the timing of customer orders can adversely affect our ability to draw on the line when required. As of September 30, 2002, we had borrowed $1,772,798 against this line of credit for working capital needs.

Covenants permit the lender to declare the loan in default if our operating subsidiary has a net loss greater than specified amounts during each calendar quarter, or if the book net worth of our operating subsidiary falls below levels that we have agreed to maintain. These levels were determined based on our discussions with the lender and are periodically reset following negotiation with the lender to reflect changes in our business. We believe that we will be able to maintain these covenants as they may be reset from time to time. The lender has not yet set covenant levels for 2003. For the remainder of 2002, the covenants are as follows:

Period	Maximum Net Loss (Operating Subsidiary Only)

Twelve months ending Dec. 31, 2002	($600,000)

Period	Minimum Book Net Worth (Operating Subsidiary Only)

November 30, 2002	$2,583,000
December 31, 2002 and each month thereafter	$3,641,000

As of September 30, 2002, we had approximately $1.25 million of cash. During the first nine months of 2002, we generated a net loss before depreciation and amortization of $1.7 million. As noted above, during the third quarter of 2002 we took certain actions intended to reduce expenses to levels at or below anticipated gross profit levels and, in so doing, to reduce net cash requirements. Those actions consisted principally of the elimination of a limited number of positions, reducing our headcount by 14% from the number at June 30, and implementing more stringent cost controls in a number of operating expense categories.

The savings associated with a significant portion of those changes is reflected in the results for the third quarter of 2002, but the full effect of the changes will not be realized until the fourth quarter of 2002 or thereafter. Principally as a result of these changes, total operating expense was reduced from $2,772,000 (including depreciation and amortization) in the quarter ended June 30, 2002 to $2,407,000 (including depreciation and amortization) in the quarter ended September, 30, 2002, a reduction of $365,000 including depreciation and amortization Cash expense (i.e., excluding depreciation and amortization but including interest costs and other non-operating expense and income) was reduced by $200,000. Management estimates that, if the changes that were implemented in July and August 2000 had been in effect throughout the third quarter of 2002, expenses during the quarter would have been reduced by a further $221,000, to total operating expenses of just over $2,000,000 excluding depreciation and amortization.

With these changes, net cash used in operations has been reduced to an average of approximately $100,000 per month, based on third quarter gross profit levels. Accordingly, management believes that these actions will be sufficient to enable the Company to operate with its existing capital base for at least the next twelve months.

While these actions are currently projected to enable us to reach profitability without raising additional capital, there can be no assurance that they will succeed in doing so. For this reason, and because of the continuing slow pace of the economy in general and of technology spending in particular, there is a possibility that we will need either to take further action to reduce expenses (which could entail curtailing certain operations), or to raise additional capital, or both. Management regularly evaluates contingency plans regarding what additional actions could be taken to further reduce expenses, and a variety of changes occur regularly in the ordinary course of business, but no significant additional reductions are currently contemplated. If we do seek to raise capital, there is no assurance that it will be available on favorable terms or in an amount sufficient to avoid further cost cutting. If equity capital were raised, the issuance of those shares would also be dilutive to the ownership interests of all other stockholders.

December 31, 2001 compared to December 31, 2000

ITIS Services was acquired as of December 31, 2001. Its assets and liabilities as of that date are included in our balance sheet as of December 31, 2001, but not at December 31, 2000.

SANZ’ cash position increased by $5 million during 2001. At December 31, 2001, we had $5.3 million in cash and cash equivalents compared to $300,000 at December 31, 2000.

For the year ended December 31, 2001, our continuing operating activities generated $1.2 million of cash compared to $5 million of cash used during the prior year. This increase primarily is due to an increase in accounts payable offset by the increase in net loss, as well as our receipt of a $3 million receivable ahead of the scheduled payment of the associated payable of $2.4 million. Accounts payable, accrued expenses, accounts receivable and deferred revenue were higher than at December 31, 2000 due to our increased level of business, and the addition of ITIS accounts to our balance sheet, effective December 31, 2001.

Cash used in investing decreased from $3.3 million in the prior year to $106,000 in the current year. This decrease primarily is the result of acquisitions in the prior year.

Cash provided by financing was $3.9 million in 2001, compared to $5.8 million in 2000, due to decreased proceeds from the sale of equity partially offset by a reduction in debt payments.

During May 2001, SANZ finalized a $2.5 million line of credit agreement with Wells Fargo Business Credit, Inc. As of December 31, 2001, we had not drawn any funds against this line of credit.

Capital Expenditures

During the year ended December 31, 2001, we purchased $417,000 of property and equipment for cash. We anticipate a comparable level of spending on capital expenditures during 2002.

Seasonality

Historically, we have not experienced seasonality in our business, although our revenue is subject to fluctuation due to government and commercial purchasing cycles. See “Investment Considerations,” below.

Effect of New Accounting Pronouncements

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. This standard eliminates the pooling method of accounting for business combination initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. We do not expect SFAS 141 to have a material effect on our financial position or results of operations.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Intangible Assets, which clarifies the accounting for impairments to purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 142 will decrease annual operating expenses by approximately $300,000. SANZ adopted SFAS 142 on January 1, 2002.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001. We do not expect SFAS 144 to have a material effect on our financial position or results of operations.

MANAGEMENT

Our directors and executive officers are identified below. Directors are elected for one-year terms at the annual meeting of our shareholders. The board of directors elects executive officers annually. Messrs. Busk, Reilly, and O’Reilly became officers and/or directors (as indicated) effective December 19, 2001, in accordance with our acquisition agreement with ITIS. There are no other arrangements or understandings between any officer or director and any other person pursuant to which anyone was or is to be selected as an officer or director.

John Jenkins, Age 52, Chairman, CEO and President since November 2000. From January 1995 through June 2000, Mr. Jenkins was CEO, president and a director of TAVA Technologies, Inc., where he led the build-out of a national systems integration business. In 1999, all outstanding TAVA shares were sold in a cash transaction approved by TAVA shareholders. From 1990 until he joined TAVA in 1995, he had served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London stock exchange. From 1993 until 1990, Mr. Jenkins served in various capacities (most recently as vice president and general manager) with the structural ceramic division of Coors Ceramic Company, a subsidiary of Adolph Coors Company. Mr. Jenkins holds a B.S. from the University of Washington and a J.D. from the University of Denver.

Brendan Reilly, Age 36, Chief Technology Officer and Director since December, 2001, pursuant to our acquisition agreement with ITIS. Mr. Reilly, a co-founder of ITIS, spent seven years with EMC Corporation in various capacities, most recently as senior territory manager, before founding ITIS in 1998. During the two years before joining EMC, he co-founded and operated Veritas International Trading Company, an import-export company conducting East Asian trade for companies such as LL Bean, Starter and Redman. Mr. Reilly earned his undergraduate degree in Business Marketing from Providence College.

Fred T. Busk, Age 35, Director since December, 2001, pursuant to our acquisition agreement with ITIS. Mr. Busk also served as Executive Vice President and Chief Operating Officer of SANZ from the time of the ITIS acquisition until August 2002. Prior to April 2000, when he joined ITIS as its president, Mr. Busk served as president and CEO of the Bank of Bermuda (NY) Limited, which he served in various capacities beginning in 1993. He remains a director of The Bank of Bermuda (NY). Mr. Busk also is a Trustee of the New York Chapter of the Leukemia Society of America. Mr. Busk graduated with a B.A. in Philosophy and Religion from Colgate University.

Robert K. Brooks, Age 58, Director since June 2000. Mr. Brooks has over 30 years of experience in the information technology industry, having held positions in recruiting, sales and management. In June 1993, he became chairman and managing partner of The Systems Group and Technical Directions, Inc., after it merged with his contract programming, consulting and project management firm. In January 1995, The Systems Group was acquired by ACS Technology Solutions, a wholly owned subsidiary of Affiliated Computer Services, an international IT services company (NYSE:ACS). From June 1995 through December 1999, Mr. Brooks served as senior vice president of Affiliated Computer Services and as executive vice president of ACS Technology Solutions, Inc. Currently, he is a director of Cornus Corporation of Medford, Oregon, a privately held desktop software products company. He received a Bachelor of Science Degree in Psychology from the University of New Mexico.

William R. Hipp,Age 61, Director since June 2000. Mr. Hipp retired from active employment in April 2002. He was one of the co-founders of 2M Invest, a venture capital company based in Copenhagen, Denmark in 1994, and served as its Managing Partner of US operations. Before founding 2M in 1994, Mr. Hipp served as president and CEO of RadioMail Corporation (now BlueKite) (1992 - 1994), president of Dowty Network Systems (1990 - 1992) and vice president of Hughes Lan Systems (Sytek) (1985 - 1990). Prior to that time he was a Colonel in the US Air Force running advanced computer systems for that service. He is a director of BlueKite and i’TeleWeb, both private companies. Mr. Hipp holds an MBA in Finance and Economics from the University of Southern California.

Hugh A. O’Reilly, Age 38, Chief Financial Officer, General Counsel and Senior Vice President, Finance and Legal, joined SANZ in December 2001 pursuant to our acquisition agreement with ITIS, where he had served as Senior Vice President – Finance and Administration and General Counsel. Mr. O’Reilly joined ITIS in October 2000. Prior to joining ITIS, Mr. O’Reilly was a partner at Nutter, McClennen & Fish LLP, a law firm based in Boston, Massachusetts, where he practiced corporate law for eleven years and served as the primary outside counsel for ITIS. Mr. O’Reilly holds a J.D. from Vanderbilt University and an A.B in English from Dartmouth College

Board Committees

        The Board of Directors has established a compensation committee and an audit committee, each consisting of Mr. Hipp and Mr. Brooks. The audit committee members are independent as defined by the National Association of Securities Dealers’ listing standards. The Board also has a standing nominating committee, consisting of Messrs. Hipp, Brooks, Jenkins, and Busk. Mr. Hipp is the chairman of this committee.

Management Compensation

Summary Compensation Table

        The following table sets forth information regarding compensation paid during the past three fiscal years to our Chief Executive Officer and to any of the four most highly compensated executive officers who earned total salary and bonus in excess of $100,000 per year during the year ended December 31, 2001.

                                                              Long Term
                         Annual Compensation                 Compensation
                         -------------------                 ------------
Name and                                        Annual       Securities      All other
principal                                       Compen-      Underlying      compen-
position         Year    Salary($)   Bonus($)   sation($)  Options/SARs(#)   sation($)
---------        ----    --------    -------    --------   --------------    --------
John Jenkins     2001    $188,469      -0-       $-0-            -0-           -0-
President and
CEO              2000(1) $ 58,230(2)   -0-        -0-            -0-           -0-
---------------- ------  --------    -------    ----------   -------------   --------
Holly J. Burlage
Vice President   2001    $143,175(2)   -0-        -0-          30,000(4)       -0-
and CFO(3)
================ ====   ===========  =======    ==========   =============   ========
(1)	Mr. Jenkins became CEO and President in November 2000.
(2)	Represents compensation paid pursuant to consulting agreements.
(3)	Ms. Burlage resigned effective August 9, 2002.
(4)	At December 10, 2002, 10,000 of these options are outstanding, exercisable at $2.25 per share. The remaining 20,000 options expired prior to vesting, following Ms. Burlage’s resignation.

Option and Stock Appreciation Right Grants Table

        The following table sets forth information regarding the grant of options and stock appreciation rights during the year ended December 31, 2001, to each of our executive officers required to be named in the Summary Compensation Table.

                Number of Securities    Percent of total options/     Exercise or
                Underlying Options/   SARs granted to employees in    base price    Expiration
 Name             SARs granted (#)           fiscal year (%)            ($/Sh)         date
 ----           --------------------  ----------------------------    -----------   ---------
Holly J. Burlage     30,000                 Less than 1%                $2.25         02/28/08(1)
(1)	At December 10, 2002, 10,000 of these options are outstanding, exercisable at $2.25 per share. The remaining 20,000 options expired prior to vesting, following Ms. Burlage’s resignation

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table shows the number of shares underlying unexercised options held at December 31, 2001 by each of the executive officers required to be named in the Summary Compensation Table, and the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year. SANZ has not granted any stock appreciation rights.

                                   Number of                      Value of
                                  unexercised                   unexercised
                                   options at                   in-the-money
                                   FY-end (#)                    options at
Name                        exercisable/unexercisable             FY-end($)
----                        -------------------------           ------------
John Jenkins, CEO               100,000/200,000                      -0-(1)

Holly J. Burlage, CFO            10,000/20,000                       -0-(2)

_______________
(1)	These options are exercisable at $2.25 per share, in excess of the market price of the shares at December 31, 2001.
(2)	At December 10, 2002, 10,000 of these options are outstanding, exercisable at $2.25 per share. The remaining 20,000 options expired prior to vesting, following Ms. Burlage’s resignation

Compensation of Directors

        In September 2001, we granted 15,000 options, exercisable at $.81 per share (the market value on the date of grant), to each of our non-employee directors, Messrs. Brooks and Hipp. We paid no cash compensation to our directors for their services as directors during 2001.

Employment Contracts and Termination of Employment
and Change in Control Arrangements

        We have three year employment agreements with Messrs. Jenkins, Reilly and O’Reilly which require us to continue paying their salaries for a period of 12 months following termination of employment in the following cases:

°	if the employee terminates his employment within 90 days following change of control events,
°	if the employee terminates his employment due to our material change of his employment conditions; or
°	if we terminate his employment agreement other than for cause.

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The table below reflects the number of shares beneficially owned as of December 10, 2002 by:

°	each person or group we believe to be the beneficial owner of more than five percent of our shares;

°	each director;

°	all executive officers required to be named in the Summary Compensation Table; and

°	all directors and executive officers as a group.

Beneficial ownership includes shares represented by all options that are exercisable within 60 days after December 10, 2002.

                                               Amount and Nature of      Percent
Name and Address of Beneficial Owner           Beneficial Ownership      of Class

John Jenkins                                        515,000(1)             1.59%
900 West Castleton Road, Suite 100
Castle Rock, CO 80104

Brendan T. Reilly                                 4,839,117(3)            12.65%
50 Day Street
Norwalk, CT 06854

Fred T. Busk, III                                 2,579,887(2)             6.49%
50 Day Street
Norwalk, CT 06854

Hugh A. O'Reilly                                  1,011,311(4)             2.85%
50 Day Street
Norwalk, CT 06854

Robert K. Brooks                                    100,000(5)                 *
900 West Castleton Road, Suite 100
Castle Rock, CO 80104

William R. Hipp                                      93,333(5)                 *
900 West Castleton Road, Suite 100
Castle Rock, CO 80104

All executive officers and                        8,917,032               23.04%
  directors as a group (6 persons)

Hollger LLC(6)                                    2,797,209                7.31%
c/o 5 Mile Ventures
95B Rowayton Avenue
Rowayton, CT 06855

Andrew K. Reilly                                  4,871,167               12.73%
7 Extension Street
Newport, RI

_________________

* Less than 1%.

(1)	Includes 100,000 shares underlying an option currently exercisable at $2.25 per share, 40,000 shares underlying a warrant currently exercisable at $.625 per share, and 40,000 shares underlying a warrant currently exercisable at $1.25 per share.

(2)	Includes 150,000 shares underlying an option currently exercisable at $.33 per share and 1,345,677 shares underlying an option currently exercisable at $.625 per share. A total of 1,547,932 of the shares (including shares issuable under options) are subject to a lock-up agreement, which expires on December 20, 2002.

(3)	Includes 3,226,078 shares that are subject to a lock-up agreement, which expires on December 20, 2002.

(4)	Includes:200,000 shares underlying an option currently exercisable at $.33 per share; 494,253 shares underlying an option currently exercisable at $.625 per share; and 261,447 shares underlying an option currently exercisable at $.70 per share. A total of 671,756 shares (including shares issuable under options) are under a lock-up agreement, which will expire on December 20, 2002.

(5)	Includes 5,000 shares underlying an option currently exercisable at $10.82 per share, 15,000 shares underlying an option currently exercisable at $.81 per share, 10,000 shares underlying a warrant currently exercisable at $.625 per share and 10,000 shares underlying a warrant currently exercisable at $1.25 per share.

(6)	Messrs. Gary Holloway and Konrad Kruger may each be deemed to have voting and dispositive power over the shares held by Hollger, LLC.

SELLING SHAREHOLDERS

        The selling shareholders may offer and sell a total of 32,022,350 SANZ shares under this prospectus. The following table sets forth, to the best of our knowledge, based on information provided to us by the selling shareholder:

°	the number of SANZ shares beneficially owned by each selling shareholder; and

°	the number of shares being offered by each selling shareholder under this prospectus.

        The selling shareholders have provided all information with respect to share ownership. Except as described below, none of the selling shareholders holds any position or office with, or has otherwise had a material relationship with, SANZ or any of its predecessors or affiliates for the past three years.

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Hany Abdelnour             A, B, D     38,112       29,143        *            67,255           --            --        --
Khaled AbdelLatif          A            4,800        2,400        *             7,200           --            --        --
John Aitken                B           84,992       16,998        *           101,990           --            --        --
Alessandra Andreani        A           23,968       11,984        *            35,952           --            --        --
Goeran Appelgren           A           15,960        7,980        *            23,940           --            --        --
Higgins D. Bailey,
 Trustee; Bailey
 Family Trust              A           29,200       14,600        *            43,800           --            --        --
Vicki D. E. Barone         D             --         88,133        *            88,133           --            --        --
Ibrahim Bassil             B            4,955          991        *             5,946           --            --        --
Steven M. Bathgate(6)      A, D       160,000       80,000        *           240,000           --            --        --
Silvia Belardo             A           23,960       11,980        *            35,940           --            --        --
Filippo Bellantoni         A           11,988        5,994        *            17,982           --            --        --
Wilson Benjamin            A          199,968       99,984        *           299,952           --            --        --
John Benstead-Smith        B           12,492        2,498        *            14,990           --            --        --
Ross Bernstein(5)          A           45,065    1,375,326     3.58%           30,000       25,065     1,365,326     3.51%
Pete Bloomquist            D             --        101,000        *           101,000           --            --        --
Jan Bodilsen               B            9,992        1,998        *            11,990           --            --        --
Domenico Bonfili           B            9,992        1,998        *            11,990           --            --        --
Daniele Bonifazi           B            9,948        1,990        *            11,938           --            --        --
Roland Bonnici             A           10,000        5,000        *            15,000           --            --        --
Ronald A. Both             A, E        50,000       20,000        *            60,000       10,000            --         *
Gianluca Bozzi             B            9,992        1,998        *            11,990           --            --        --
Lars Brehmer               A           20,000       10,000        *            30,000           --            --        --
Robert K. Brooks(4)        A           60,000       40,000        *            60,000       20,000        20,000         *
Alexander K. Buck          C          489,512         --       1.28%          489,512           --            --        --
N. Harrison Buck           C          349,651         --          *           349,651           --            --        --
Liz Buffini                D           12,400         --          *            12,400           --            --        --
Mike and Liz
  Buffini, JT              A            7,968        3,984        *            11,952           --            --        --
James Bunting              A          160,000       80,000        *           240,000           --            --        --
Leo Burghouwt              B           19,984        3,996        *            23,980           --            --        --
Holly J. Burlage           A, E        40,000      400,000     1.14%          410,000           --        30,000         *
Fred T. Busk, III(4)(7)    C        1,084,210    1,495,677     6.49%        1,084,210           --     1,495,677     3.76%
Lorenzo Fonzone Caccese    A           23,960       11,980        *            35,940           --            --        --
Giuseppe Calvano           A            3,963        1,982        *             5,945           --            --        --
Tonino Cardarelli          B           19,940        3,988        *            23,928           --            --        --
Andrea Caroppo             A            4,000        2,000        *             6,000           --            --        --
Roberto Canensi            B            9,992        1,998        *            11,990           --            --        --
Giancarlo Cangiano         A           12,000        6,000        *            18,000           --            --        --
Vincenzo Cantu             A            7,960        3,980        *            11,940           --            --        --
Stuart Canwell             B           22,051        4,410        *            26,461           --            --        --
Alessio Caprioli           B            9,963        1,993        *            11,956           --            --        --

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Maria Grazia Carletti      B           29,992        5,998        *            35,990           --            --        --
Pasquale Casillo           A           80,000       40,000        *           120,000           --            --        --
Marco Castaldo             A, D         8,000      185,674        *           193,674           --            --        --
Michael Chamier            B            4,963          993        *             5,956           --            --        --
Giuseppe Chianese          A            4,000        2,000        *             6,000           --            --        --
Scott Christie(6)          A          235,000      160,000     1.03%          395,000           --            --        --
Steve Cohen                A          124,000       62,000        *           186,000           --            --        --
Stefano Coluzzi            B           20,000        4,000        *            24,000           --            --        --
Matteo D'Alessio           A           23,920       11,960        *            35,880           --            --        --
Alfredo D'Angelo           A           31,944       15,972        *            47,916           --            --        --
Gianluca De Crescenzo      A           15,957        7,978        *            23,935           --            --        --
Marc Defourny              B           14,984        2,996        *            17,980           --            --         *
Roger DeLange              B            7,992        1,598        *             9,590           --            --        --
Khalil Dirani              B           68,492       13,698        *            82,190           --            --        --
Double Eagle
  Sports, Inc.(8)          A           90,000       40,000        *           120,000       10,000            --         *
Kirk Drabing               A           54,010       40,000        *            60,000       14,010        20,000         *
Jeffrey M. Drabing         A           70,000       20,000        *            60,000       30,000            --         *
Michael S. Drabing         A           73,000       20,000        *            60,000       33,000            --         *
David Drennen              D             --         26,000        *            26,000           --            --        --
Blake Drexler              C          559,440         --       1.46%          559,440           --            --        --
Richard John Eccles        B            4,992          998        *             5,990           --            --        --
Patrick ElFadel            B            9,966        1,993        *            11,959           --            --        --
Fred Emich III             A           40,000       20,000        *            60,000           --            --        --
Estate Management
  Services Inc.(9)         A           70,083       30,000        *            90,000       10,083            --         *
Heather Evans              A             --          8,000        *             8,000           --            --        --
Rocco Falotico             A           16,000        8,000        *            24,000           --            --        --
George H. Fancher Jr       A           40,000       20,000        *            60,000           --            --        --
Neal Feagans               A           44,500       20,000        *            60,000        4,500            --         *
Jeffery W. Felton          A             --         20,000        *            20,000           --            --        --
Gian Luigi Vita Fingi      B           19,992        3,998        *            23,990           --            --        --
Fitel Nominees Limited
  (WH Ireland) (10)        A           16,000        8,000        *            24,000           --            --        --
Richard A. Fontane         A           40,000       20,000        *            60,000           --            --        --
Thomas Forti               A             --         20,000        *            20,000           --            --        --
Maria Rosaria Fullone      B            9,992        1,998        *            11,990           --            --        --
Gabriella Gabrielli        A           36,800       18,400        *            55,200           --            --        --
Generation Capital
  Associates (11)          A             --        160,000        *           160,000           --            --        --

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Ali Ghanbarian             A           40,000       20,000        *            60,000           --            --        --
Laudy Ghantous             A           10,376        5,000        *            15,000          376            --         *
Wilhelm Giertsen           A           85,960       15,980        *            47,940       54,000            --         *
Giancarlo Giordano         A           15,968        7,984        *            23,952           --            --        --
Lugli Giorgio              B            9,990        1,998        *            11,988           --            --        --
Alan & Trena Goldberg      A           40,000       20,000        *            60,000           --            --        --
Christopher Gomolak(5)     C            1,567       57,554        *             1,567           --        57,554         *
Vincento Graniero          A            8,000        4,000        *            12,000           --            --        --
Georgio Greco              B           99,953       19,991        *           119,944           --            --        --
Greenwich Capital Fin
  Products, Inc. (12)      C          699,304         --       1.83%          699,304           --            --        --
Chris Gruske               C          279,723         --          *           279,723           --            --        --
Magnus Gunderson           A           20,000       10,000        *            30,000           --            --        --
Gerald T. Halpin
  Rev. Trust               C          356,643         --          *           356,643           --            --        --
William F. Heins           C          139,859         --          *           139,859           --            --        --
Dylan Hernandez            D             --         49,500        *            49,500           --            --        --
William Ray Hipp(4)        A           53,333       40,000        *            80,000       13,333        20,000         *
Hollger LLC (13)           C        2,797,209         --       7.31%        2,797,209           --            --        --
Nick Holloway              C           69,931         --          *            69,931           --            --        --
Michel B. Hopkins Trust    A           40,000       20,000        *            60,000           --            --        --
Richard Huebner(6)         A           40,000       20,000        *            60,000           --            --        --
Edward Iacino              A          100,000       50,000        *           150,000           --            --        --
Mariano Iaccarino          A            8,000        4,000        *            12,000           --            --        --
IBI Bank AG (14)           A          239,976      119,988        *           359,964           --            --        --
John Jenkins(4)            A          235,000      380,000     1.59%          240,000       75,000       300,000         *
Ingi Johannesson           A           16,000        8,000        *            24,000           --            --        --
Stefano Kustermann         A            5,960        2,980        *             8,940           --            --        --
Richard Kelly(6)           A             --          8,000        *             8,000           --            --        --
William P. Ketcham         C           13,986         --          *            13,986           --            --        --
Lisa Kirby                 A             --         10,000        *            10,000           --            --        --
Jon B. Kruljac             A           20,000       10,000        *            30,000           --            --        --
Fabio LaValle              D           19,996        3,999        *            23,995           --            --        --
Paolo LaValle              D           19,996        3,999        *            23,995           --            --        --
Cohn Layng and Amanda
 Layng, TTEES, Layng
 1992 Family TR                        34,963         --          *            34,963           --            --        --
Oded Levy                  A             --         40,000        *            40,000           --            --        --
Hans Levin                 A            3,968        1,984        *             5,952           --            --        --
Lucio Licciardi            A           15,960        7,980        *            23,940           --            --        --

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Linstead Hedge Fund (15)   A          532,000      266,000     2.07%          798,000           --            --        --
J. Scott Liolios(6)        A, E        20,000      169,000        *           189,000           --            --        --
Liolios Group, Inc. (16)   E             --        200,000        *           200,000           --            --        --
Mario Luongo               A           11,968        5,984        *            17,952           --            --        --
Mustafa Mahmoud            A           20,000       10,000        *            30,000           --            --        --
Luca Mazzariello           A           28,000       14,000        *            42,000           --            --        --
Gary W. McCarthy           C          713,289         --       1.86%          713,289           --            --        --
Eugene C. McColley(6)      A           40,000       20,000        *            60,000           --            --        --
Morris McDonald            A, D        80,000       48,400        *           128,400           --            --        --
James Edgar McDonald
  Rev. Living Trust        A           84,000       40,000        *           120,000        4,000            --         *
Virginia Stevens
  McDonald Rev.
  Living Tr                A           84,000       40,000        *           120,000        4,000            --         *
Paolo Mecarini             B           19,940        3,988        *            23,928           --            --        --
Stuart Mead                D             --         12,446        *            12,446           --            --        --
Claire Mindock             A             --         20,000        *            20,000           --            --        --
Donatella Misasi           A           16,000        8,000        *            24,000           --            --        --
Massimo Morace             B            9,955        1,991        *            11,946           --            --        --
Ellison C. Morgan
  Rev. Living Trust        A          480,000      240,000     1.87%          720,000           --            --        --
E.C Morgan                 A          160,000       80,000        *           240,000           --            --        --
Peter Motion               A            3,971        1,986        *             5,957           --            --        --
Laurens Narriana           A, B       109,361       33,861        *           143,222           --            --        --
Robert M. Nieder           A           87,500       40,000        *           120,000        7,500            --         *
Steve Nonnemacher          A           40,000       20,000        *            60,000           --            --        --
Dany Noujeim               D             --          9,957        *             9,957           --            --        --
Hugh A. O'Reilly(4)(17)    C           55,611    1,063,982     2.85%           55,611           --     1,063,982     2.71%
Thomas J. O'Rourke         D             --            285        *               285           --            --        --
Alfonso Pannone            B           29,992        5,998        *            35,990           --            --        --
Salvatore Papeleo          B           19,963        3,993        *            23,956           --            --        --
Reid Pasko                 A           40,000       20,000        *            60,000           --            --        --
Reid T. Pasko C/F
  Brianna Pasko UGMA       A           20,000       10,000        *            30,000           --            --        --
Francesco Pasquali         B            9,948        1,990        *            11,938           --            --        --
Salvatore Passaro          B           19,963        3,993        *            23,956           --            --        --
Marco Postiglione          A           31,960       15,980        *            47,940           --            --        --
Savino Roberto Patruno     A           15,968        7,984        *            23,952           --            --        --
Giula Gilmetti Pazienza    A           31,968       15,984        *            47,952           --            --        --
Brian Perry                A, B        65,984       17,996        *            83,980           --            --        --
Flavia Petrone             B           19,759        3,952        *            23,711           --            --        --
Camillo Pignata            A           36,000       18,000        *            54,000           --            --        --

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Giuseppe Pignata           A           75,960       37,980        *           113,940           --            --        --
Michele Pignata            A           36,000       18,000        *            54,000           --            --        --
Nicola Pignata             A           99,950       49,976        *           149,926           --            --        --
Genarro Pilato             A           32,000       16,000        *            48,000           --            --        --
Nunzio Pilato              A           31,968       15,984        *            47,952           --            --        --
Jeff Ploen                 A             --         20,000        *            20,000           --            --        --
Paola Porcari              A, B        25,912        9,971        *            35,883           --            --        --
John A. Poulson            C          139,859         --          *           139,859           --            --        --
Noam Rand and Vicki
  Paul Rand Trust          A           80,000       40,000        *           120,000           --            --        --
Marcello Reddavide         A           11,988        5,994        *            17,982           --            --        --
Brendan T. Reilly(4)(18)   C        4,839,117         --      12.65%        4,839,117           --            --        --
Andrew K. Reilly           C        4,871,167         --      12.73%        4,839,117       32,050            --         *
Carlo Rendano              A           16,000        8,000        *            24,000           --            --        --
Carol & Paul Rivello       A           95,000       40,000        *           120,000       15,000            --         *
Wilson Rondini             D           67,414      174,240        *           241,654           --            --         *
Marco Rossi                A            8,000        4,000        *            12,000           --            --        --
Richard J. Rouse           D             --            140        *               140           --            --        --
Ronald Runck               A           55,000       40,000        *            80,000       15,000        20,000         *
John Ryan                  C           34,963         --          *            34,963           --            --        --
Marc Saban                 A           58,000       20,000        *            60,000       18,000            --         *
Theo Salvitti              A           11,988        5,994        *            17,982           --            --        --
Gianluca Santilli          A           80,000       40,000        *           120,000           --            --        --
Lina Schatzmann            B            9,992        1,998        *            11,990           --            --        --
Loren and
  Lorainne Schuler         A           20,000       10,000        *            30,000           --            --        --
Maria Gabriella
  Schuotto                 A           31,950       15,976        *            47,926           --            --        --
Carlo Serangeli            B           19,992        3,988        *            23,980           --            --        --
DWR C/F David Shapiro
  Profit Sharing Plan      A             --         20,000        *            20,000           --            --        --
David A. and Debra
  Cook Shapiro             A             --         20,000        *            20,000           --            --        --
LJ Sharpe-Basdouille       D            4,996          999        *             5,995           --            --        --
Mark Shoptaugh             A, B        50,000       13,000        *            63,000           --            --        --
Spencer Edwards, Inc.(19)  D             --         27,090        *            27,090           --            --        --
Ermino Stabile             A           15,968        7,984        *            23,952           --            --        --
Daniel B. Steinberg TTEE   A          158,000       40,000        *           120,000       78,000            --         *
Daniel B. Steinberg        A          118,000       20,000        *            60,000       78,000            --         *
Nancy Stratton             D             --          5,304        *             5,304           --            --        --
Dana D. Streep             C          279,718         --          *           279,718           --            --        --
Mohamed Subaie             B           14,982        2,996        *            17,979           --            --        --

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Daniel J. Sullivan         C          209,792         --          *           209,792           --            --        --
Francesco Suppa            A           16,000        8,000        *            24,000           --            --        --
Trevor R. Syms             B            9,992        1,998        *            11,990           --            --        --
Padikkaparambil Thomas     B            2,492          498        *             2,990           --            --        --
Roberto Tibiletti          A           16,000        8,000        *            24,000           --            --        --
F. William Tilt(5)(20)     C          517,680      390,593     2.35%          517,680           --       390,593     1.01%
Claudio Tomassoni          A           39,960       19,980        *            59,940           --            --        --
Marcello Tringali          B           19,984        3,996        *            23,980           --            --        --
Francesco Valenti          B            9,990        1,998        *            11,988           --            --        --
Rosalba Valenti            B            9,990        1,998        *            11,988           --            --        --
Lancia Valentina           B            9,984        1,997        *            11,981           --            --        --
Ento Valori                A           11,988        5,994        *            17,982           --            --        --
Jean-Pierre
  Van den Broeck           B           24,984        4,996        *            29,980           --            --        --
CJM van Kordelaar          D            4,996          999        *             5,995           --            --        --
Remo Vanzetti              A           16,000        8,000        *            24,000           --            --        --
Domenico Venezia           A            7,958        3,980        *            11,938           --            --        --
Luigi Venezia              A           11,963        5,982        *            17,945           --            --        --
Fabrizio Vicini            B           19,992        3,998        *            23,990           --            --        --
Gaetano Bella Volpe        A          111,949       55,974        *           167,923           --            --        --
Marc A. Weisman            A           80,000       40,000        *           120,000           --            --        --
Tim Whalley                B           15,000        3,000        *            18,000           --            --        --
Roger Whebe                D             --         10,000        *            10,000           --            --        --
Brian H. Wildes Trust      A          360,000      180,000     1.40%          540,000           --            --        --
Christopher K
  Wildes Trust             A          160,000       80,000        *           240,000           --            --        --
Thomas Wolf                A           20,000       10,000        *            30,000           --            --        --
Luca Zamponi               B            9,948        1,990        *            11,938           --            --        --
Ivan Zottich               B           19,955        3,992        *            23,947           --            --        --

_______________
(1)	The offered shares (including shares underlying warrants) were acquired by the selling shareholders in the following transactions, as indicated by the letter(s) set forth across from their names:

(A)	2001 Private Placement. On June 30, 2001, we closed a private offering of 220 Units of equity securities for aggregate cash proceeds of $5,544,000. The Units were offered and sold to accredited U.S. investors and to offshore investors at a price of $25,200 per Unit. Each Unit consisted of 40,000 shares of Common Stock and two warrants (Class A and Class B) exercisable for a four-year and a two-year period, respectively, commencing April 30, 2002. The Class A Warrants are exercisable at $1.25 per share and the Class B Warrants are exercisable at $0.625 per share. The Units were offered in the U.S. through Bathgate McColley Capital Group LLC (BMCG) and outside the U.S. through Falcon Capital Partners Ltd. (the “Placement Agents”). BMCG was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 5%, of the gross offering proceeds of their sales. In addition, BMCG was granted Placement Agent’s warrants exercisable for five years after their issuance to purchase 837,381 shares of common stock at $0.625 per share. Falcon Capital was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 2%, of the gross offering proceeds of their sales. In addition, Falcon Capital was issued 100,000 shares of common stock and issued five-year warrants to purchase 203,003 shares at $.625 per share. The shares included in the units and underlying the warrants, including those held by the placement agents, are registered for public sale pursuant to this prospectus.

(B)	2002 Private Placement. On March 25, 2002, we closed a private offering of units, at $6,800 per unit, that raised $798,456, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,700shares and 431,450 warrants, including those issued as placement agent compensation, were issued in this offering. The shares issued in that offering, including the shares issued as placement agent compensation and those issuable upon exercise of the warrants sold in the units, are registered for public sale pursuant to this prospectus.

(C)	ITIS Acquisition. On December 19, 2001, we issued 18,511,262 shares to the 30 shareholders of ITIS in exchange for all outstanding shares of ITIS, and agreed to register those shares for resale by the holders. Thee shares were issued in accordance with an exemption from registration afforded by Regulation D of the Securities Act. As a condition to the ITIS acquisition, holders of approximately 4,068,507 shares issued in the acquisition agreed not to sell those shares until various dates in the third and fourth quarters of 2002, except under limited exceptions, even if this prospectus is available before those dates.

(D)	Placement Agent Compensation. Indicates the securities were issued as placement agent compensation in our 2001 or 2002 private placements, described in footnotes A and B.

(E)	Consultant and Employee Compensation. Shares issuable upon exercise of warrants to purchase 400,000 and 30,000 shares of common stock (exercisable at $.81 to $1.00 per share) granted to, respectively, John Jenkins, our President and Chief Executive Officer, prior to the time he became our employee, and to Holly J. Burlage, our Chief Financial Officer at the time of the grant, and shares issuable upon exercise of warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share issued as consideration for certain consulting services, are also registered for public sale pursuant to this prospectus.

(2)	Includes shares underlying currently exercisable warrants.

(3)	Assumes sale of all shares registered under this prospectus.

(4)	SANZ executive officer and/or director.

(5)	SANZ employee.

(6)	Consists in whole or in part of shares held in an Individual Retirement Account, Keogh plan or similar vehicle

(7)	Includes 150,000 shares underlying an option currently exercisable at $.33 per share, and 1,345,677 shares underlying an option currently exercisable at $.625 per share. A total of 1,547,932 of the shares (including shares issuable under options) are subject to a lock-up agreement, which will expire on December 20, 2002.

(8)	James McDonald may be deemed to have voting and dispositive power over the shares held by Double Eagle Sports, Inc.

(9)	Joe E. Lee may be deemed to have voting and dispositive power over the shares held by Estate Management Services, Inc.

(10)	Trevor Davies may be deemed to have voting and dispositive power over the shares held by Fitel Nominees, Limited.

(11)	Frank E. Hart may be deemed to have voting and dispositive power over the shares held by Generation Capital Associates, Inc.

(12)	Paul Stevelman may be deemed to have voting and dispositive power over the shares held by Greenwich Capital Financial Products, Inc.

(13)	Gary Holloway and Konrad Kruger may each be deemed to have voting and dispositive power over the shares held by Hollger LLC.

(14)	Fabio Bortoli or Umberto Ugolotti may each be deemed to have voting and dispositive power over the shares held by IBI Bank AG.

(15)	Christopher Labrow and Christopher Beall may each be deemed to have voting and dispositive power over the shares held by Linstead Hedge Fund.

(16)	J. Scott Liolios may be deemed to have voting and dispositive power over the shares held by Liolios Group, Inc.

(17)	Includes 200,000 shares underlying an option currently exercisable at $.33 per share, 494,253 shares underlying an option currently exercisable at $.625 per share, and 261,447 shares underlying an option currently exercisable at $.70 per share. A total of 671,756 shares (including shares issuable under options) are under a lock-up agreement, which will expire on December 20, 2002.

(18)	Includes 3,336,078 shares that are under a lock-up agreement, which will expire on December 20, 2002.

(19)	Edward Price may be deemed to have voting and dispositive power over the shares held by Spencer Edwards, Inc.

(20)	Includes 390,593 shares underlying an option currently exercisable at $.70 per share. A total of 555,964 shares (including shares issuable under options) are under a lock-up agreement, which will expire on December 20, 2002.

        From time to time, we may include additional selling shareholders in supplements or amendments to this prospectus.

Relationships and Transactions With Certain Selling Shareholders

        Fred T. Busk, Gary W. McCarthy, Hugh A. O’Reilly, Andrew K. Reilly, Brendan T. Reilly, F. William Tilt, and Gary Holloway (a beneficial owner of selling shareholder Holger LLC), were officers or directors of ITIS at the time ITIS was acquired by SANZ.

        Steven M. Bathgate and Eugene C. McColley are principals of Bathgate McColley Capital Group, LLC, which has served as our investment banking consultant since 2000 and as a placement agent for our June 2001 private offering.

        Ross Bernstein was an officer and director of Value Tech, Inc. when SANZ acquired that company.

        Holly J. Burlage served as an executive officer of SANZ from February 2001 until August 2002.

        In November 1999, we issued 49,048 shares, valued at $35,315, to Estate Management Services, at that time a principal shareholder, in connection with termination of a consulting agreement dated July 1, 1998

        Scott Liolios is a principal of Liolios Group, Inc., a public relations firm we have engaged since 2001.

        Wilson Rondini is a principal of Falcon Capital Partners, Ltd., a placement agent for our June 2001 and March 2002 private offerings.

PLAN OF DISTRIBUTION

Sale of Securities by Selling Shareholders

        SANZ shares issued in private, unregistered transactions are being registered so that the holders may sell them publicly from time to time. In accordance with the registration rights granted by SANZ, four of the selling shareholders, who were executive officers of ITIS, have agreed not to make public sales of 3,432,704 of the shares included in this prospectus until December 20, 2002, except under limited exceptions. See “‘Lock-up’ Restrictions on Certain Selling Shareholders,” below.

        The selling shareholders have advised us that, prior to the date of this prospectus, they have not made any agreements or arrangements with any underwriters, brokers, or dealers regarding the resale of the shares. From time to time the selling shareholders may sell all or a portion of their shares in any public market upon which SANZ shares are quoted (currently the OTC Bulletin Board), in privately negotiated transactions, or otherwise. Sales may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

        The shares may be sold by one or more of the following methods, without limitation:

°	block trades in which a broker or dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

°	purchases by a broker or dealer as principal, and resale by the broker or dealer for its account pursuant to this prospectus;

°	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

°	privately negotiated transactions (both long and short to the extent permitted under the federal securities laws); and

°	a combination of these methods.

        Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Broker-dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser, in amounts to be negotiated, which are not expected to exceed those customary in the types of transactions involved.

        Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share. This may result in the broker-dealer purchasing as principal any unsold shares at the price required to fulfill its commitment to the selling shareholders if the broker-dealer is unable to sell the shares. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. In connection with resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

        Selling shareholders and any broker-dealers or agents that participate with them in the sale of the shares of may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents, and any profit on the resale of the shares, may be deemed to be underwriting commissions or discounts under the Securities Act.

        Generally, only selling shareholders identified in the table beginning at page 28 of this prospectus, and their donees and transferees who acquire registered shares after the date of this prospectus, may sell those shares pursuant to the registration statement of which this prospectus forms a part. Upon being notified by a selling shareholder that a donee or pledgee desires to sell shares in this offering, we will supplement or amend the prospectus to identify the selling shareholder and required material information. If we are notified by the selling shareholders that they have entered into a material arrangement with an underwriter for the sale of shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

°	the name of the participating underwriter;

°	the number of shares;

°	the price at which the shares are sold;

°	the commissions paid or discounts or concessions allowed to the underwriter; and

°	other facts material to the transaction.

        SANZ and the selling shareholders will be subject to provisions of the Exchange Act, including the antifraud provisions of Rule 10b-5. Also, insofar as SANZ or the selling shareholders are considered to be participating in a distribution, under certain circumstances they will be subject to trading restrictions under Regulation M.

        We will not receive any proceeds from the sale of shares by the selling shareholders. We will pay all expenses, estimated at $75,000, related to preparation of this prospectus. The selling shareholders, the purchasers of the shares, or both will pay any commissions, discounts, or other fees payable to brokers or dealers.

        We cannot predict the effect which sales of the shares by the selling shareholders might have upon the market price of SANZ’ common stock or upon our ability to raise further capital. See “Risk Factors - Possible Effect on Market Price Due to Public Sales of Shares Acquired at Prices Below Current Market Price.”

“Lock-up” Restrictions on Certain Selling Shareholders

        Fred T. Busk, Hugh A. O’Reilly, Brendan T. Reilly, and F. William Tilt, four shareholders who acquired shares in the ITIS acquisition, entered into “lock-up agreements” restricting their right to sell certain of their shares. On October 1, 2002 the lock-up restriction expired as to a portion of their shares. The lock-up will expire as to the balance of their shares on December 20, 2002. These restrictions are described in footnotes 7, 17, 18 and 20 to the table of selling shareholders.

        These restrictions will lapse before those dates in the event of:

°	certain changes of control of SANZ;

°	if the shareholder’s employment is terminated by SANZ without “cause” or by the employee with ”good reason” (as those terms are defined in applicable employment agreements); or

°	if the shareholder’s employment is terminated under other circumstances, we do not extend the exercise period of his stock options to the date three months following the lapse of the restrictions.

Sale of Securities by SANZ

        Certain selling shareholders hold warrants issued by us at various prior dates entitling them to purchase specified numbers of SANZ shares at specified prices. No underwriter or placement agent has been engaged to assist us in selling the SANZ shares issuable upon exercise of those options, and we will not pay commissions or similar compensation to any party in connection with that issuance. If selling shareholders exercise warrants, they can be expected to sell those shares as described above. Many of the outstanding warrants may be exercised on a cashless basis, with the exercise price paid with a portion of the SANZ shares underlying the warrant, reducing the number of shares issuable upon exercise of the warrant. We do not receive cash for the exercise price, but issue fewer shares, while the warrant holder obtains the same economic value. The selling shareholders will receive the proceeds of any subsequent sale of the warrant shares. There is no assurance that any warrants will be exercised.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, Inc., Attn: Customer Service, P.O. Box 1596, Denver, CO 80201-1596.

Indemnification

        Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed:

(a)	in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or

(b)	in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

        In connection with an action by a corporation, or to enforce a right of a corporation, against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit:

(a)	if the person acted in good faith and in a manner in or not opposed to the best interests of the corporation, and

(b)	if the person is found liable to the corporation, only if ordered by a court of law.

        A corporation may grant additional rights to indemnification to its director, officers, employees or agents.

        Our Articles of Incorporation provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and permit indemnification of other persons to the extent authorized from time to time by the board of directors. The right to indemnification includes the right to have SANZ pay in advance the expenses incurred in defending these proceedings, so long as there is an agreement to repay these expenses if it is ultimately determined that the person is not entitled to be indemnified for them.

        Colorado law permits SANZ to purchase and maintain insurance policies that protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. These policies may provide for indemnification whether or not SANZ otherwise would be able to provide it. SANZ has officers and directors liability insurance, which provides coverage for (among other things) certain claims arising under the Securities Act.

        To the extent indemnification for Securities Act liabilities is available to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, indemnification for Securities Act liabilities is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

Authorized Capital

        SANZ is authorized to issue 75,000,000 shares of no par value common stock and 10,000,000 shares of no par value Preferred Stock. No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of SANZ, the assets will be divided pro rata on a share-for-share basis among holders of all outstanding shares of common stock.

        No Cumulative Voting. Each holder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholder vote. Shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and the holders of the remaining shares voting for the election of the directors will be unable to elect any directors.

LEGAL MATTERS

        Key Law Firm, P.C., 2400 S. Clayton St., Suite 1000, Denver, Colorado 80210, has passed upon certain legal matters relating to the validity of the issuance of the securities being offered hereby for SANZ.

EXPERTS

        The consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2001 have been included herein in reliance upon the report, dated February 12, 2002, of Grant Thornton LLP, Dallas, Texas, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2000 have been included herein in reliance upon the report, dated March 19, 2001, of Causey Demgen & Moore Inc., Denver, Colorado, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of ITIS Services, LLC (the predecessor to ITIS Services, Inc.) as of December 31, 2000 and for the period ended December 31, 2000 included herein have been so included in reliance on the report (which contains an explanatory paragraph relating to ITIS Services LLC’s ability to continue as a going concern as described in Note 1 to said financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

The following financial statements and information are included in this prospectus:

Consolidated financial statements of SAN Holdings, Inc. and subsidiaries:

December 31, 2000 and 2001

   Report of Independent Certified Public Accountant                   F-1

   Report of Independent Certified Public Accountant                   F-2

   Consolidated Balance Sheets, December 31, 2000 and 2001             F-3

   Consolidated Statements of Operations for the Years
        Ended December 31, 2000 and 2001                               F-5

   Consolidated Statements of Stockholders' Equity for the
        Years Ended  December 31, 2000 and 2001                        F-6

   Consolidated Statements of Cash Flows for the Years
        Ended December 31, 2000 and 2001                               F-7

   Notes to Consolidated Financial Statements                          F-9

September 30, 2001 and 2002 (Unaudited)

   Consolidated Balance Sheets, December 31, 2001 and
        September 30, 2002 (Unaudited)                                 F-19

   Consolidated Statements of Operations for the Nine
        Months Ended September 30, 2001 and 2002 (Unaudited)           F-20

   Consolidated Statements of Cash Flows for the Nine
        Months Ended September 30, 2001 and 2002 (Unaudited)           F-21

   Notes to Unaudited Consolidated Financial Statements                F-22

Unaudited condensed pro forma financial information of SAN Holdings, Inc. and ITIS Services, Inc.:

   Introduction to Unaudited Condensed Pro Forma
        Financial Information                                          F-24

   Unaudited Pro Forma Condensed Balance Sheet -
        September 30, 2001                                             F-25

   Unaudited Pro Forma Condensed Statement of Operations -
        Nine Months Ended September 30, 2001                           F-26

   Unaudited Pro Forma Condensed Statement of Operations
        Year Ended December 31, 2000                                   F-27

   Notes to Unaudited Condensed Pro Forma
        Financial Information                                          F-28

Financial statements of ITIS Services LLC:

December 31, 2000

   Report of Independent Accountants                                   F-29

   Balance Sheet - December 31, 2000                                   F-30

   Statement of Operations - Year Ended  December 31, 2000             F-31

   Statement of Changes in Members' Equity - Year
        Ended December 31, 2000                                        F-32

   Statement of Cash Flows - Year Ended December 31, 2000              F-33

   Notes to Financial Statements                                       F-34

September 30, 2001 and 2000 (Unaudited)

   Condensed Balance Sheet - September 30, 2000 (unaudited)            F-38

   Condensed Balance Sheet - September 30, 2001 (unaudited)            F-39

   Statement of Operations - Nine Months Ended
        September 30, 2000 (unaudited)                                 F-40

   Statement of Operations - Nine Months Ended
        September 30, 2001 (unaudited)                                 F-41

   Statement of Cash Flows - Nine Months Ended
        September 30, 2000 (unaudited)                                 F-42

   Statement of Cash Flows - Nine Months Ended
        September 30, 2001 (unaudited)                                 F-43

   Notes to Unaudited Financial Statements                             F-44

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
SAN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SAN Holdings, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
March 19, 2001                                                                                                   CAUSEY DEMGEN & MOORE INC.

Report of Independent Certified Public Accountants

The Board of Directors and Stockholders
SAN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SAN Holdings, Inc. and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

February 12, 2002
Dallas, Texas                                                                                                                   /s/ GRANT THORNTON LLP

SAN Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

December 31,

                      ASSETS                                            2001          2000
                                                                        ----          ----

CURRENT ASSETS
    Cash and cash equivalents ...................................   $ 5,320,721   $   282,932
    Certificate of deposit ......................................          --         497,093
    Accounts receivable, less allowance for doubtful accounts
       of $212,750 in 2001 and $1,339,942 in 2000 ...............     6,397,915     4,116,064
    Other receivables ...........................................       265,635        61,836
    Inventory, less valuation allowance of $100,527 in 2001 .....     2,893,154        83,402
    Prepaid maintenance contracts ...............................       590,628          --
    Prepaid expenses ............................................       153,646        51,481
    Investment securities - available for sale ..................          --         654,419
                                                                    -----------   -----------
                  Total current assets ..........................    15,621,699     5,747,227

PROPERTY AND EQUIPMENT AT COST
    Furniture and fixtures ......................................       939,700       407,521
    Leasehold improvements ......................................        43,329         2,491
    Computer equipment and software .............................       559,975       241,101
    Demonstration equipment .....................................       122,328          --
                                                                    -----------   -----------
                                                                      1,665,332       651,113
    Less accumulated depreciation and amortization ..............       319,483        85,668
                                                                    -----------   -----------
                                                                      1,345,849       565,445

OTHER ASSETS
    Goodwill, net of accumulated amortization of
       $384,407 in 2001 and $152,223 in 2000 ....................    18,704,447     2,755,589
    Other .......................................................       670,919       286,082
                                                                    -----------   -----------
                                                                     19,375,366     3,041,671
                                                                    -----------   -----------
                                                                    $36,342,914   $ 9,354,343
                                                                    ===========   ===========

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED BALANCE SHEETS - CONTINUED

December 31,

            LIABILITIES                                                   2001            2000
                                                                          ----            ----

CURRENT LIABILITIES
    Accounts payable .............................................   $ 10,907,003    $  1,815,145
    Accrued expenses .............................................      2,694,910         724,105
    Accrued expenses - related parties ...........................           --           532,359
    Deferred revenue .............................................      2,713,897         164,698
    Current maturities of long-term debt .........................        200,349         757,480
                                                                     ------------    ------------
                  Total current liabilities ......................     16,516,159       3,993,787

LONG-TERM OBLIGATIONS, less current maturities
    Long-term debt ...............................................           --           213,915

COMMITMENTS AND CONTINGENCIES ....................................           --              --

STOCKHOLDERS' EQUITY
    Preferred stock, no par value; 10,000,000 shares authorized;
       none issued and outstanding ...............................           --              --
    Common stock, no par value; 75,000,000 shares authorized;
       issued and outstanding, 37,022,624 shares in 2001 and
       9,300,874 shares in 2000 ..................................     30,957,815       9,888,902
    Accumulated deficit ..........................................    (11,131,060)     (4,742,261)
                                                                     ------------    ------------
                  Total stockholders' equity .....................     19,826,755       5,146,641
                                                                     ------------    ------------
                                                                     $ 36,342,914    $  9,354,343
                                                                     ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

                                                                          2001            2000
                                                                          ----            ----

Revenues .........................................................   $ 21,155,765    $ 18,310,413

Cost of revenues .................................................     18,003,467      13,708,020
                                                                     ------------    ------------
                  Gross profit ...................................      3,152,298       4,602,393

General and administrative expenses ..............................      7,501,891       6,284,980
Impairment of receivables ........................................           --         2,605,763
Litigation settlement ............................................      1,384,419            --
Depreciation and amortization ....................................        613,593         400,960
                                                                     ------------    ------------
                                                                        9,499,903       9,291,703
                                                                     ------------    ------------
                  Loss from operations ...........................     (6,347,605)     (4,689,310)

Other income (expense)
    Interest expense .............................................        (97,471)       (140,940)
    Interest income ..............................................         43,550          85,211
    Other income .................................................         29,286            --
    Other expenses ...............................................        (16,559)           --
                                                                     ------------    ------------
                                                                          (41,194)        (55,729)
                                                                     ------------    ------------

                  Loss before income taxes .......................     (6,388,799)     (4,745,039)

Income tax expense ...............................................           --            60,000
                                                                     ------------    ------------
                  NET LOSS .......................................   $ (6,388,799)   $ (4,805,039)
                                                                     ============    ============
Loss per common share - basic and diluted ........................   $      (0.45)   $      (0.63)
                                                                     ============    ============
Weighted average common shares outstanding - basic and diluted ...     14,340,594       7,686,000
                                                                     ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2001 and 2000

                                                    Preferred stock             Common
                                                 --------------------            stock
                                                 Shares         Amount           Shares
                                                 ------         ------           ------
Balances at January 1, 2000 .............      1,684,400    $  2,394,985       3,800,000

Recapitalization - Note B ...............           --              --           986,511

Acquisitions of businesses ..............           --              --           232,638

Issuance of Series AA preferred stock ...      1,134,526       1,530,291            --

Issuance of Series AAA preferred stock ..        363,734         898,350            --

Sale of common stock ....................           --              --           170,667

Exercise of stock warrants ..............           --              --           928,398

Conversion of Series AA and Series
    AAA preferred stock to common .......     (3,182,660)     (4,823,626)      3,182,660

Net loss ................................           --              --              --
                                            ------------    ------------    ------------
Balances at December 31, 2000 ...........           --              --         9,300,874

Sale of common stock, net of
    placement costs of $699,167 .........           --              --         8,960,488

Issuance of stock warrants ..............           --              --              --

Acquisitions of businesses
    ITIS ................................           --              --              --
    Other acquisitions ..................           --              --        18,761,262
                                            ------------    ------------    ------------
                                                    --              --        18,761,262

Net loss ................................           --              --              --
                                            ------------    ------------    ------------
Balances at December 31, 2001 ...........           --      $       --        37,022,624
                                            ============    ============    ============

                                                                Retained
                                                 Common         earnings
                                                 Stock        (accumulated
                                                 Amount          deficit)        Total
                                                 ------        -----------       -----
Balances at January 1, 2000 .............   $    364,505    $     62,778    $  2,822,268

Recapitalization - Note B ...............        (18,337)           --           (18,337)

Acquisitions of businesses ..............        656,457            --           656,457

Issuance of Series AA preferred stock ...           --              --         1,530,291

Issuance of Series AAA preferred stock ..           --              --           898,350

Sale of common stock ....................        515,001            --           515,001

Exercise of stock warrants ..............      3,547,650            --         3,547,650

Conversion of Series AA and Series
    AAA preferred stock to common .......      4,823,626            --              --

Net loss ................................           --        (4,805,039)     (4,805,039)
                                            ------------    ------------    ------------
Balances at December 31, 2000 ...........      9,888,902      (4,742,261)      5,146,641

Sale of common stock, net of
    placement costs of $699,167 .........      4,848,115            --         4,848,115

Issuance of stock warrants ..............        170,500            --           170,500

Acquisitions of businesses
    ITIS ................................     15,850,298            --        15,850,298
    Other acquisitions ..................        200,000            --           200,000
                                            ------------    ------------    ------------
                                              16,050,298            --        16,050,298

Net loss ................................           --        (6,388,799)     (6,388,799)
                                            ------------    ------------    ------------
Balances at December 31, 2001 ...........   $ 30,957,815    $(11,131,060)   $ 19,826,755
                                            ============    ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

                                                                                     2001          2000
                                                                                     ----          ----
Cash flows from operating activities:
    Net loss ................................................................    $(6,388,799)  $(4,805,039)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities
          Depreciation and amortization .....................................        613,593       400,960
          Impairment of receivables .........................................           --       2,605,763
          Litigation settlement .............................................      1,384,419          --
          Operating expenses paid in common stock warrants ..................        119,500          --
          Deferred income taxes .............................................           --          60,000
          Changes in operating assets and liabilities, net of acquisitions
              Accounts receivable ...........................................     (2,172,421)     (913,977)
              Other receivables .............................................        (15,635)         --
              Inventory .....................................................     (1,997,186)       71,580
              Prepaid expenses ..............................................        (45,157)       22,830
              Accounts payable ..............................................      7,091,410    (3,006,563)
              Income taxes payable ..........................................           --         (85,253)
              Accrued expenses ..............................................        339,601       462,839
              Deferred revenue ..............................................      1,958,571       164,698
                                                                                 -----------   -----------
                  Net cash provided by (used in) operating activities .......        887,896    (5,022,162)

Cash flows from investing activities
    Acquisitions of businesses, net of cash acquired ........................        380,166    (2,115,729)
    Purchase of certificate of deposit ......................................           --      (1,000,000)
    Maturity of certificate of deposit and investment securities ............      1,151,512       502,907
    Notes receivable ........................................................       (188,164)      (61,836)
    Purchase of property and equipment ......................................       (417,212)     (564,784)
    Purchase of other assets ................................................       (150,000)         --
    Deposits ................................................................         26,082       (24,082)
    Preacquisition advance to ITIS, Inc. ....................................       (577,600)         --
                                                                                 -----------   -----------
                  Net cash provided by (used in) investing activities .......        224,784    (3,263,524)

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

For the years ended December 31,

                                                                                  2001             2000
                                                                                  ----             ----
Cash flows from financing activities
    Proceeds from issuance of common stock and warrants ..................   $  4,848,115    $  6,491,292
    Proceeds from short-term borrowings ..................................           --         1,025,000
    Payments on notes payable ............................................       (851,046)     (1,736,844)
    Loan origination fees paid ...........................................        (71,960)           --
                                                                             ------------    ------------
                  Net cash provided by financing activities ..............      3,925,109       5,779,448
                                                                             ------------    ------------
                  Net increase (decrease) in cash and cash equivalents ...      5,037,789      (2,506,238)

Cash and cash equivalents at beginning of year ...........................        282,932       2,789,170
                                                                             ------------    ------------
Cash and cash equivalents at end of year .................................   $  5,320,721    $    282,932
                                                                             ============    ============
Supplemental disclosure of cash flow information:
 Cash paid during period for:
       Interest ..........................................................   $     97,471    $    118,190
       Income taxes ......................................................   $       --      $       --

Supplemental disclosure of non-cash investing and financing activities
    Acquisitions of businesses
       Assets acquired ...................................................   $ 19,596,560    $  4,810,895
       Notes payable issued ..............................................        (80,000)       (951,000)
       Cash received (paid), net of cash acquired ........................        380,166      (2,115,729)
       Common stock and stock options issued .............................    (16,050,298)       (638,120)
                                                                             ------------    ------------
       Liabilities assumed ...............................................   $  3,846,428    $  1,106,046
                                                                             ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SAN Holdings, Inc. (the Company), a Colorado corporation, was formed on July 1, 1983. The Company operates a single business segment, which sells and installs computer data storage devices throughout the United States.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

               Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

               Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

               Inventory

Inventories are stated at the lower of cost or market, with cost determined principally by the first-in, first-out method.

               Property and equipment

Property and equipment is recorded at cost. Costs incurred for computer software developed or obtained for internal use are capitalized and amortized over five years. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years or for leasehold improvements, the lesser of the life of the lease improvements.

               Intangible assets

Purchased software and licenses are stated at cost, net of accumulated amortization. Amortization is provided using the straight-line method over fifty months, the period estimated by management to be benefited. Goodwill is the excess of the purchase price over the fair value of tangible net assets acquired in business combinations accounted for as purchases. Goodwill is being amortized on the straight-line method over 5 to 15 years.

               Impairment of long-lived assets

The Company evaluates the carrying value of long-lived assets, including goodwill, whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s fair market value.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

               Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, investments and long-term debt approximate their carrying values.

               Revenue Recognition

The Company’s revenue is derived from four sources: (i) the resale and installation of data storage devices, which consist of computer hardware and incidental software; (ii) the resale of computer software; (iii) service revenue, derived primarily from providing consulting services to end-users; and (iv) revenue from the resale of maintenance agreements on data storage devices.

Revenue from the resale and installation of data storage devices is recognized upon completion of delivery and service obligations, provided that no uncertainties regarding customer acceptance exist and collection is probable.

Revenue from the resale of computer software is recognized when: (i) the Company enters into a legally binding arrangement with the customer for the license of software; (ii) delivery of the software has occurred; (iii) customer payment is fixed or determinable and free of contingencies or significant uncertainties; and (iv) collection is probable.

Service revenue is recognized as the related services are completed. In most cases, this results in recognition upon the completion of the applicable project, upon the completion of a contractually specified phase or milestone of the project, or upon a monthly or similar periodic basis where the arrangement with the customer allows for such periodic billing.

Revenue from the resale of maintenance agreements on computer hardware and software is deferred and recognized over the contractual terms of the maintenance agreements. The cost to acquire the maintenance agreements from the hardware and software vendors is deferred and amortized over the contractual terms of the maintenance agreements.

For sales with multiple elements, the Company allocates revenue to each element of a transaction based upon its fair value as determined in reliance on vendor specific objective evidence (VSOE). VSOE of fair value for all elements of an arrangement is based upon normal pricing practices for those products and services when sold separately. If the Company cannot objectively determine the fair value of any undelivered element included in a multiple element sale, all revenue is deferred until all elements are delivered, services have been performed, or fair value can objectively be determined. If the Company cannot objectively determine the fair value of the delivered elements, revenue is recognized using the residual method if the fair value of the undelivered elements is objectively determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the sales price is allocated to the delivered elements and recognized as revenue.

               Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company evaluates the realizibility of goodwill based on management’s best estimates of future cash flows from operations. However, the Company participates in a highly competitive industry that is characterized by aggressive pricing practices, and price sensitivity and changing demands of customers. As a result, it is at least reasonably possible that the estimates used by the Company to evaluate the realizibility of goodwill will be materially different from actual amounts or results.

These differences could result in the impairment of all or a portion of the Company’s goodwill, which could have a materially adverse effect on the Company’s results of operations and financial position.

               Stock-Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of grant over the exercise prices.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

               Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed using the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For the years ended December 31, 2001 and 2000, all potential common shares were anti-dilutive.

               Recent Account Pronouncements

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. This standard eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addressed the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company does not expect SFAS 141 to have a material effect on the Company’s financial position, results of operations or cash flows.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Intangible Assets, which clarifies the accounting for impairments to purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinitive lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company expects that the adoption of SFAS 142 will decrease annual operating expenses by approximately $300,000. The Company adopted SFAS 142 on January 1, 2002.

Net loss and loss per share for the years ended December 31, 2001 and 2000, adjusted to exclude amortization expense, are as follows:
                                                            Year ended December 31,
                                                            -----------------------
                                                              2001           2000
                                                              ----           ----

         Net loss - as reported                          $(6,388,799)   $(4,805,039)
         Goodwill amortization                               277,023        152,223
                                                          ----------     ----------

         Net loss - as adjusted                          $(6,111,776)   $(4,652,816)
                                                          ==========     ==========
         Basic and diluted loss per share - as reported       $(0.45)        $(0.62)
         Goodwill amortization                                  0.02           0.03
                                                               -----          -----
         Basic and diluted loss per share as adjusted         $(0.43)         $(.61)
                                                               =====          =====
In August 2001, the Financial Accounting Standards Board approved for issuance Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a material effect on the Company’s financial position or result of operations.

               Reclassifications

Certain reclassifications were made to the 2000 financial statements to conform to the current year presentation.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE B-– RECAPITALIZATION

In January 2000, Citadel Environmental Group, Inc. (the Registrant) acquired all of the outstanding capital stock of Storage Area Networks, Inc. (SAN). The Registrant changed its name to SAN Holdings, Inc. The acquisition resulted in approximately 79% of the outstanding common stock of the Registrant being owned by the former SAN shareholders. The Registrant issued 3,800,000 shares of Series BB convertible preferred stock to the SAN shareholders. These preferred shares were converted into 3,800,000 shares of common stock in March 2000.

For accounting purposes, the transaction is deemed to be a reverse acquisition and recapitalization of SAN based upon historical costs. Accordingly, the capital accounts have been restated at January 1, 2000 to give effect to the recapitalization.

The capital accounts have also been adjusted to reflect (1) the 666,511 shares of the Registrant outstanding at the date of the transaction; (2) 320,000 shares issued as a finder’s fee; and (3) the net liabilities of the Registrant of $18,337 at the date of the transaction.

NOTE C - CREDIT RISK AND CONCENTRATIONS

The Company provides credit in the normal course of business to customers throughout the United States. The Company currently performs ongoing credit evaluations of its customers. For the year ended December 31, 2001, three customers accounted for 29%, 13% and 11% of the Company’s revenues. For the year ended December 31, 2000, two customers accounted for 15% each of the Company’s revenues.

NOTE D - ACQUISITIONS OF BUSINESSES

On January 21, 2000, in exchange for approximately $1,800,000 in cash, $951,000 in promissory notes and 88,888 shares of the Company’s common stock valued at $153,332, the Company acquired all the outstanding stock of Co Comp, Inc., a provider of data storage systems and services based in Colorado. In connection with this transaction, the Company recorded goodwill of $2,110,587.

On June 27, 2000, the Company acquired Value Technologies, Inc. for $130,000 in cash and 143,750 shares of common stock valued at $503,125. In connection with this transaction, the Company recorded goodwill of $797,225.

In October 2001, the Company acquired certain assets of ECOSoftware Systems in exchange for $150,000, a note payable in the amount of $80,000 and 250,000 shares of the Company’s common stock valued at $200,000. The Company recorded goodwill of approximately $500,000 on this acquisition which was accounted for using the purchase method of accounting.

Effective December 31, 2001, the Company acquired all of the outstanding stock of ITIS Services, Inc. (ITIS) in exchange for 18,511,262 shares of the Company’s common stock valued at $13,883,446, options to acquire 3,315,050 shares of the Company’s common stock valued at $1,966,852, and $330,466 of acquisition costs. The acquisition of ITIS gives the Company a greater market presence in the eastern United States. ITIS sells and installs computer data storage devices throughout the eastern United States. The Company recorded goodwill of $16,180,714 in connection with the ITIS acquisition which was accounted for using the purchase method of accounting. The purchase price and purchase price allocation are as follows:

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE D - ACQUISITIONS OF BUSINESSES - Continued

        Fair value of common stock issued                          $  13,883,446
        Fair value of stock options issued                             1,966,852
        Acquisition costs                                                330,446
                                                                    ------------
                                                                   $  16,180,714
                                                                    ============

        Estimated fair value of net tangible assets:

        Cash                                       $  573,942
        Accounts receivable                         1,493,849
        Inventory                                     812,567
        Property and equipment                        521,435
        Other assets                                  142,406
                                                   ----------
                                                    3,544,199

        Accounts payable                           (2,000,448)
        Accrued expenses                             (768,380)
        Note payable                                 (577,600)
                                                  -----------

            Value of net tangible assets                                 197,771
            Value of net intangible assets                            15,982,993
                                                                    ------------
                                                                    $ 16,180,764
                                                                    ============
The operating results of the acquired businesses have been included in the consolidated statements of operations from the dates of acquisition. The following unaudited pro forma information presents summary consolidated results of operations of the Company, as if the acquisitions had occurred at the beginning of each period presented.

                                            Year ended December 31,
                                              2001           2000
                                              ----           ----

         Revenues                        $ 30,461,306   $ 22,952,333
         Net loss                        $ (9,027,599)  $ (5,584,016)
         Loss per share                         $(.28)         $(.21)
These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of these dates or of results which may occur in the future.

NOTE E - LONG TERM DEBT

Long-term debt consists of the following:
                                                                              December 31,
                                                                             2001       2000
                                                                             ----       ----
   Note payable to a bank, due in monthly installments of $86,500, including interest at 6.9%, secured by a certificate of deposit;
      paid in March 2001.                                                 $   --     $ 257,480

   Non-interest bearing notes payable to former shareholders of CoComp,
      Inc.; principal payments of $100,000 in January 2001, $50,000 in
      March 2001 and $40,000 per month thereafter with any remaining
      amounts due in May 2002.                                              160,349    713,915

   Other                                                                     40,000       --
                                                                           --------   --------
                                                                            200,349    971,395
   Less current maturities                                                  200,349    757,480
                                                                           --------   --------
                                                                          $   --     $ 213,915
                                                                           ========   ========

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE F - LINE OF CREDIT

The Company has a revolving credit facility (the Facility) which permits the Company to borrow up to $2.5 million, subject to availability under its borrowing base. At December 31, 2001, no amounts were outstanding. The Facility bears interest at prime plus 3% (8% at December 31, 2001), expires in May 2004 and requires the maintenance of certain financial covenants. The facility is secured by certain assets of a subsidiary of the Company.

NOTE G - INCOME TAXES

Following is a reconciliation of income tax expense at the statutory federal income tax rate of 34% to the actual income tax expense:
                                                     2001           2000
                                                     ----           ----

  Income tax benefit at statutory rate          $ (2,172,188)  $ (1,613,313)
  Nondeductible expenses                              10,548          --
  Increase in valuation reserve                    2,165,737      1,613,313
  Other                                               (4,097)        60,000
                                                 -----------    -----------
                                                $     --       $     60,000
                                                 ===========    ===========
Deferred income tax assets and liabilities reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences that give rise to deferred tax assets are as follows:
                                                       December 31,
                                                    2001          2000
                                                    ----          ----

  Net operating loss carryforwards              $ 2,858,571    $ 727,354
  Accounts receivable                               448,780      448,780
  Investments                                       455,821      455,821
  Other                                              15,878      (18,642)
                                                -----------  -----------
     Deferred tax assets                          3,779,050    1,613,313
  Valuation allowance                            (3,779,050)  (1,613,313)
                                                -----------  -----------
     Net deferred tax asset                     $    --        $    --
                                                ===========  ===========
As a result of the significant net losses incurred in 2001 and 2000, the Company recorded a valuation allowance to fully reserve its deferred tax assets.

At December 31, 2001, the Company has net operating loss carryforwards available to offset future federal taxable income of approximately $8,400,000. Such carryforwards expire principally in 2020 and 2021.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE H - COMMITMENTS AND CONTINGENCIES

As of December 31, 2001, the Company had long-term noncancelable lease agreements for office space with the following minimum commitments:
                                            Amount
                                            ------

    2002                                  $ 372,510
    2003                                    296,718
    2004                                    178,591
    2005                                    117,435
    2006                                     13,861
                                           --------
                                          $ 979,115
                                           ========
In December 2001, the Company settled all of its litigation with 3Si Holdings, Inc. (3Si) and XS Data Solutions, Inc. (XS Data) by forgiving certain accounts receivable owed by 3Si and XS Data and the release of a pledge on certain shares of 3Si common stock. During the years ended December 31, 2001 and 2000, the Company recorded charges of $1,384,419 and $2,605,763, respectively, related to these matters.

The Company is engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of its business, the outcome of which is not determinable at this time. In the opinion of management, any liability that might be incurred by the Company upon the resolution of these claims and lawsuits will not, in the aggregate, have a material adverse effect on the Company’s consolidated results of operations, cash flows or financial condition.

NOTE I - STOCKHOLDERS’ EQUITY

               Stock Split

On March 1, 2000, the shareholders of the Company approved a 1 for 36 common stock reverse split. All per share and share amounts have been adjusted to reflect the reverse split.

               Private Placements

During March 2000, the Company sold 1,134,526 shares of Series AA preferred stock and 363,734 units of Series AAA preferred stock for net proceeds of $1,530,291 and $898,350, respectively. Each unit of Series AAA preferred stock consisted of one Series AAA preferred share and a warrant to purchase one share of common stock exercisable at $3.50 per share and one share of common stock exercisable at $5.00 per share.

During March and April 2000, the Company completed a private placement of 170,667 shares of common stock with warrants to purchase 1,000,000 shares at $9.00 per share for net proceeds of $515,001 (net of offering costs of $55,000). The warrants expire as follows: 200,000 in December 2000, 400,000 in June 2001, and 400,000 in December 2001.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

In June 2001, the Company completed a private placement of 8,960,488 shares of common stock, warrants to purchase 2,207,747 shares of common stock at $.625 per share and warrants to purchase 2,207,747 shares of common stock at $1.25 per share for net proceeds of $4,848,115 (net of offering costs of $699,167). Additionally, the Company issued warrants to purchase 1,156,942 shares of common stock at $.625 per share and warrants to purchase 271,000 shares of common stock at $1.15 per share for sales commissions incurred in connection with the private placement.

               Stock options:

On March 1, 2000, shareholders of the Company approved the 2000 Incentive Stock Option Plan (2000 Plan). The total number of shares of common stock subject to options under this plan may not exceed 1,500,000 shares.

On September 20, 2001, the Company approved the 2001 Stock Option Plan (2001 Plan). The total number of shares of common stock subject to options under this plan may not exceed 5,000,000 shares. Options granted under the plan vest generally over three to ten years.

At December 31, 2001, 5,000,000 and 1,500,000 shares of common stock were reserved for future grants under the 2001 Plan and 2000 Plan, respectively.

The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation, for employee stock options and continues to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for recording stock options granted. If the Company had elected to recognize compensation expense based upon the fair value at grant date consistent with the methodology prescribed by SFAS 123, net loss and loss per share would have been increased to the pro forma amounts indicated below:
                                                          Year ended December 31,
                                                            2001           2000
                                                            ----           ----

   Net loss - as reported                             $ (6,388,799)  $ (4,805,039)
   Net loss - pro forma                                 (7,848,042)    (8,006,626)

   Basic and diluted loss per share - as reported             (.45)          (.63)

   Basic and diluted loss per share - pro forma               (.55)         (1.04)
The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2001 and 2000, respectively: dividend yield of 0% for all periods; volatility of 105% and 100%; risk-free interest rates of 4.13% and 6.375% and expected lives of one to five years. The weighted average fair value of options granted were $.80 and $1.76 per share during fiscal 2001 and 2000, respectively.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

        Option activity for the two years ended December 31, 2001 is summarized as follows:

                                                Number of Shares   Weighted Average
                                               Underlying Options   Exercise Price
                                               ------------------  ----------------
   Outstanding at January 1, 2000                        --           $   --
   Granted                                          1,404,499             3.72
                                                   ----------          -------
   Outstanding at December 31, 2000                 1,404,499             3.72
   Granted                                          7,205,050             1.14
   Forfeited                                       (1,492,604)            2.59
                                                   ----------          -------
   Outstanding at December 31, 2001                 7,116,945             1.34
                                                   ==========          =======
   Exercisable at December 31, 2000                   644,833         $   2.50
                                                   ==========          =======
   Exercisable at December 31, 2001                 1,088,561         $   2.06
                                                   ==========          =======
Further information regarding options outstanding and options exercisable at December 31, 2001 is summarized below:
                                   Options Outstanding          Options Exercisable
                             -------------------------------   --------------------
                                       Weighted     Weighted              Weighted
                             Number     Average      Average    Number     Average
           Range of            of      Remaining    Exercise     of       Exercise
       Exercise Prices       Shares      Life         Price     Shares      Price
       ---------------       ------    ---------    --------    -------   --------

      $ .33  to   1.00      3,672,811    9.34 years $  .68       309,797  $  .98
       1.01  to   1.50      1,207,239    5.96         1.50       400,603    1.50
       1.51  to   2.00      1,300,000    5.81         2.00       250,000    2.00
       2.01  to   2.25        866,895    5.93         2.25        58,161    2.25
       2.26  to  10.82         70,000    3.20        10.12        70,000   10.12
       ---------------      ---------    ----        -----     ---------   -----
      $ .33  to  10.82      7,116,945    3.99       $ 1.34     1,088,561  $ 2.06
      ================      =========    ====        =====     =========   =====

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

        Warrant activity for the two years ended December 31, 2001 is summarized as follows:

                                             Number of Shares    Weighted Average
                                           Underlying Warrants    Exercise Price
                                           -------------------   ----------------
   Outstanding at January 1, 2000                  --                $   --
   Granted                                    2,244,688                  5.88
   Exercised                                   (912,148)                 3.89
   Forfeited                                    (82,540)                 3.50
                                             ----------                ------
   Outstanding at December 31, 2000           1,250,000                  7.50
   Granted                                    6,743,436                  1.12
   Forfeited                                 (1,000,000)                 9.00
                                             ----------                ------
   Outstanding at December 31, 2001           6,993,436              $   1.13
                                             ==========                ======
   Exercisable at December 31, 2000           1,250,000              $   7.50
                                             ==========                ======
   Exercisable at December 31, 2001           6,993,436              $   1.13
                                             ==========                ======
In 2001, in addition to the warrant issuances discussed above and in Note D, the Company granted warrants to purchase 300,000 shares of common stock at $.81 to $1.00 per share to an employee; a warrant to purchase 100,000 shares of common stock at $1.00 per share, valued at $51,000, in connection with the acquisition of assets and warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share, with a fair value of $186,000, as consideration for certain consulting services. The warrants issued to non-employees were valued by using the Black-Scholes option pricing model with the following weighted average assumptions; dividend yield of 0%; volatility of 98%; risk free interest rate of 4.4%, and expected life of 2.6 years. The related expense was recorded at the date of grant, which approximated the performance of the service.

NOTE J - DEFINED CONTRIBUTION PLAN

In October 2001, the Company implemented a defined contribution plan covering all employees who have three months of service with the Company. The Plan allows participants to make voluntary pre-tax contributions, which are partially matched by the Company. For the year ended December 31, 2001, employer contributions were approximately $93,000.

SAN Holdings, Inc.
CONSOLIDATED BALANCE SHEETS
December 31, 2001 and September 30, 2002
(Unaudited)

                                                                  December 31,   September 30,
                                                                      2001           2002
                                                                  -----------    ------------
Current Assets:

   Cash and cash equivalents ..................................   $  5,320,721  $  1,246,583
   Accounts receivable, less allowance for doubtful accounts
     of $212,750 and $135,597, respectively ...................      6,397,915     7,595,591
   Other receivables ..........................................        265,635       344,619
   Inventory ..................................................      2,893,154       493,924
   Prepaid maintenance contracts ..............................        590,628     1,543,146
   Prepaid expenses ...........................................        153,646       149,849
                                                                  ------------  ------------
     Total current assets .....................................     15,621,699    11,373,712

   Property and equipment, net ................................      1,345,849     1,108,811
   Goodwill ...................................................     18,836,403    18,978,657
   Other assets ...............................................        538,963       185,608
                                                                  ------------  ------------
Total Assets ..................................................   $ 36,342,914  $ 31,646,787
                                                                  ============  ============

Current Liabilities:

   Accounts payable ...........................................   $ 10,907,003  $  8,833,077
   Accrued expenses ...........................................      2,694,910     1,319,096
   Deferred revenue ...........................................      2,713,897     1,644,922
   Short-term debt ............................................        200,349     1,792,014
                                                                  ------------  ------------
     Total current liabilities ................................     16,516,159    13,589,109

Stockholders' equity
   Preferred stock; no par value, 10,000,000 shares authorized;
     no shares issued and outstanding .........................           --            --

   Common stock; no par value, 75,000,000 shares authorized;
     37,022,624 and 38,269,102, shares, respectively,
     Issued and outstanding ...................................     30,957,815    31,755,833
   Accumulated deficit ........................................    (11,131,060)  (13,698,155)
                                                                  ------------  ------------
     Total stockholders' equity ...............................     19,826,755    18,057,678
                                                                  ------------  ------------
Total Liabilities and Stockholders' Equity ....................   $ 33,342,914  $ 31,646,787
                                                                  ============  ============

See accompanying notes

SAN Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine months ended September 30, 2001 and 2002
(Unaudited)

                                            For the nine months ended
                                                   September 30,
                                            --------------------------
                                               2001            2002
                                               ----            ----

Revenues ..............................   $ 14,374,984    $ 27,135,606

Cost of goods sold ....................     12,036,352      21,900,135
                                          ------------    ------------
   Gross profit .......................      2,338,632       5,235,471

Engineering, selling, general
  and administrative expenses .........      5,252,233       6,953,814
Depreciation and amortization .........        361,841         721,840
                                          ------------    ------------
    Loss from operations ..............     (3,275,442)     (2,440,183)

Other income (expense):
   Interest expense ...................        (41,168)       (134,073)
   Interest income ....................         34,313           7,161
   Other income .......................            --              --
                                          ------------    ------------
     Total other income (expenses) ....         (6,855)       (126,912)
                                          ------------    ------------
Net loss ..............................     (3,282,297)   $ (2,567,096)
                                          ============    ============

Loss per common share:
Basic loss
   per common share ...................   $       (.27)   $       (.07)
                                          ============    ============
Diluted loss
   per common share ...................   $       (.27)   $       (.07)
                                          ============    ============

Weighted average shares outstanding:
   Basic ..............................     12,319,931      37,944,191
                                          ============    ============
   Diluted ............................     12,319,931      37,944,191
                                          ============    ============

See accompanying notes

SAN Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2001 and 2002
(Unaudited)

                                                               September 30,  September 30,
                                                                   2001           2002
                                                                 -------        -------

Cash flows from operating activities:
   Net loss ................................................   $(3,282,295)   $(2,567,096)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
       Depreciation and amortization .......................       361,841        575,505
       Changes in operating assets and liabilities, net of
         acquisitions:
       Accounts receivable .................................      (837,933)    (1,276,660)
       Inventories .........................................      (196,043)     2,399,230
       Prepaid expenses ....................................       (68,663)      (948,721)
       Accounts payable ....................................       379,774     (2,008,533)
       Accrued expenses ....................................     2,401,338     (1,441,209)
       Deferred revenue ....................................      (164,698)    (1,068,975)
       Other assets ........................................      (347,098)       122,470
                                                               -----------    -----------
         Total adjustments .................................     1,528,518     (3,646,893)
                                                               -----------    -----------
     Net cash used in operating activities .................    (1,753,777)    (6,213,989)

Cash flows from investing activities:
   Maturity of certificate of deposit ......................       497,093           --
   Purchase of property and equipment ......................      (476,156)      (107,467)
   Acquisition costs .......................................          --         (142,367)
                                                               -----------    -----------
     Net cash provided by (used in) investing activities ...        20,937       (249,834)

Cash flows from financing activities:
   Proceeds from sale of common stock and warrants .........     4,878,115        798,019
   Proceeds from short-term borrowings (net) ...............          --        1,792,014
   Payments on notes payable ...............................      (665,628)      (200,349)
                                                               -----------    -----------
     Net cash provided by financing activities .............     4,212,487      2,389,684
                                                               -----------    -----------
Net increase (decrease) in cash and cash equivalents .......     2,479,647     (4,074,138)
Cash and cash equivalents at beginning of period ...........       282,932      5,320,721
                                                               -----------    -----------
Cash and cash equivalents at end of period .................   $ 2,762,579    $ 1,246,583
                                                               ===========    ===========

See accompanying notes

SAN Holdings, Inc.
Notes to Unaudited Financial Statements
September 30, 2002

1.    Basis of Presentation

The accompanying unaudited interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results to be expected for the year.

2.    Line of Credit; Merger of Operating Subsidiaries

On July 1, 2002, the Company amended its line of credit agreement with Wells Fargo Business Credit, Inc. to increase the maximum eligible borrowing amount to $5 million from $2.5 million. Also on July 1, 2002, the Company’s two operating subsidiaries merged with one another, with the result that all accounts receivable generated after that date are available to support borrowing under the line of credit, subject to customary eligibility requirements, and all of the Company’s assets (other than those held by the holding company) secure the line of credit. All other terms of the line of credit remain the same following the increase, except that the dollar amounts of certain covenants have been adjusted to reflect the combined operations.

3.    Receivable from XS Data Solutions

As disclosed in the Company’s Annual Report on Form 10-KSB, the Company holds a receivable from XS Data Solutions, Inc. that, as a result of collection litigation, is secured by the equipment initially sold to XS Data. Following settlement of that litigation and a partial payment by XS Data, that receivable is in the remaining amount of $250,000, and is recorded (net of a reserve) in Other Receivables. XS Data has defaulted on its quarterly payment obligations to the Company and has filed for bankruptcy protection. The Company is vigorously pursuing its rights as a secured creditor in the bankruptcy proceedings. The Company believes that the value of the collateral securing the net receivable is adequate to prevent further loss.

4.    Basic and Diluted Net Earnings (Loss) Per Share

The Company uses the weighted average number of common shares outstanding each period to compute basic income (loss) per share. Diluted income (loss) per share is computed using the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For all periods presented, all potential common shares were anti-dilutive.

5.    Goodwill and Other Recent Accounting Pronouncements

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

SFAS No. 141 and SFAS No. 142

Major provisions of these statements and their effective dates are as follows:

° intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights and are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability;

SAN Holdings, Inc.
Notes to Unaudited Financial Statements (Continued)
September 30, 2002

° effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization;

° effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually or whenever there is an impairment indicator; and

° all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting

The Company amortized goodwill and intangible assets acquired prior to July 1, 2001 until December 31, 2001. Beginning January 1, 2002, quarterly and annual goodwill amortization is no longer recognized. We have completed a transitional fair value based impairment test of goodwill as of January 1, 2002. No impairment losses resulted.

Net loss and loss per share for the three month and nine month periods ended September 30, 2002 and 2001, adjusted to exclude amortization expense, is as follows:

                                                   Three months ended         Nine months ended
                                                      September 30,             September 30,
                                                   ------------------         ----------------
                                                    2001         2002         2001        2002
                                                    ----         ----         ----        ----

Net loss - as reported                         (1,173,925)     (900,765)  (3,282,297)  (2,567,096)
Goodwill amortization                              54,135          --        162,405        --
                                               ----------    ----------   ----------   ----------
Net loss - as adjusted                         (1,119,790)     (900,765)  (3,119,892)  (2,567,096)
                                               ===========   -=========   ==========   ==========

Basic and diluted loss per share - as reported       (.06)         (.02)        (.27)        (.07)
Goodwill amortization                                 .00           --           .01          --
                                                     ----          ----         ----          ---
Basic and diluted loss per share as adjusted         (.06)         (.02)        (.26)        (.07)
                                                     ====          ====         ====         ====

SFAS No. 144

SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The implementation of this standard did not have an effect on our financial position, results of operations or cash flows.

SAN HOLDINGS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

Purchase of ITIS Services, Inc.

        The following unaudited pro forma condensed financial information of SAN Holdings, Inc. (SANZ) gives effect to the acquisition of all of the outstanding stock of ITIS Services, Inc. (ITIS) and reflects the assumptions and adjustments described in the accompanying notes. The unaudited condensed pro forma balance sheet as of September 30, 2001 presents the financial position of SANZ assuming the acquisition occurred on that date. The unaudited condensed pro forma statements of operations for the nine months ended September 30, 2001 and year ended December 31, 2000 give effect to the acquisition as if it occurred on January 1, 2000. The pro forma adjustments are based upon available information and certain assumptions that SANZ believes are reasonable.

        The unaudited pro forma financial information is not indicative of the results that would have occurred if the merger had occurred on the date indicated or which may be realized in the future. The following unaudited pro forma financial information is based upon the historical financial statements of SANZ and ITIS and should be read in conjunction with such historical financial statements of the companies, and the notes thereto, previously filed with the Commission.

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Balance Sheet
September 30, 2001

                                                                                    Pro forma
                                                       SANZ          ITIS           adjustments          Pro forma
                                                       ----          ----           -----------          ---------
Current Assets
  Cash ........................................   $  2,762,579   $    168,624    $   (600,000)(a)(b)   $  2,331,203
  Accounts receivable .........................      4,953,997      3,113,611            --               8,067,608
  Notes receivables ...........................         61,836           --              --                  61,836
  Prepaid expenses ............................        120,144           --              --                 120,144
  Inventory ...................................        279,445        116,909            --                 396,354
  Investment securities - available for sale ..        320,419           --              --                 320,419
                                                  ------------   ------------    ------------          ------------
                                                     8,498,420      3,399,144        (600,000)           11,297,584
                                                  ------------   ------------    ------------          ------------

Property and equipment, net ...................        859,093        606,565            --               1,465,658
                                                  ------------   ------------    ------------          ------------
Other Assets
  Goodwill ....................................      2,787,754           --        14,713,089(a)         17,500,843
  Other .......................................        171,682         85,398            --                 257,080
                                                  ------------   ------------    ------------          ------------
                                                     2,959,436         85,398      14,713,089            17,757,923
                                                  ------------   ------------    ------------          ------------

Total Assets ..................................   $ 12,316,949   $  4,091,107    $ 14,113,089          $ 30,521,145
                                                  ============   ============    ============          ============
Liabilities & Stockholders' Equity

Current Liabilities
  Accounts payable ............................   $  2,194,919   $  2,096,914    $       --            $  4,291,833
  Accrued liabilities .........................      3,657,802        256,984            --               3,914,786
  Short-term note payable .....................         91,852        100,000        (100,000)(b)            91,852
                                                  ------------   ------------    ------------          ------------
                                                     5,944,573      2,453,898        (100,000)            8,298,471
                                                  ------------   ------------    ------------          ------------
Long-term note payable ........................        213,915           --              --                 213,915

Stockholders' equity ..........................      6,158,461      1,637,209      14,213,089(a)         22,008,759
                                                  ------------   ------------    ------------          ------------

                                                  $ 12,316,949   $  4,091,107    $ 14,113,089          $ 30,521,145
Total Liabilities and Stockholders' Equity ....   ============   ============    ============          ============

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Statement of Operations
Nine Months Ended September 30, 2001

                                                                                   Pro forma
                                                 SANZ             ITIS            adjustments        Pro forma
                                                 ----             ----            -----------        ---------

Revenue .................................   $ 14,374,984      $  7,454,074      $      --            21,829,058
Cost of sales ...........................     12,036,352         5,854,333             --            17,890,685
                                            ------------      ------------      ------------       ------------
Gross margin ............................      2,338,632         1,599,741             --             3,938,373
                                            ------------      ------------      ------------       ------------

Operating expenses ......................      5,252,233         3,658,419            94,455 (c)      9,005,107
Depreciation and amortization ...........        361,841           108,019             --               469,860
                                            ------------      ------------      ------------       ------------
                                               5,614,074         3,766,438            94,455          9,474,967
                                            ------------      ------------      ------------       ------------

Operating loss ..........................     (3,275,442)       (2,166,697)          (94,455)        (5,536,594)
                                            ------------      ------------      ------------       ------------

Interest and other income ...............         34,313            65,760              --              100,073
Interest expense ........................        (41,168)             --                --              (41,168)
                                            ------------      ------------      ------------       ------------
                                                  (6,855)           65,760              --               58,905
                                            ------------      ------------      ------------       ------------

Net loss ................................   $ (3,282,297)     $ (2,100,937)     $    (94,455)      $ (5,477,689)
                                            ============      ============      ============       ============

Net loss per share - basic and diluted ..   $      (0.27)                                          $      (0.18)
                                            ============                                           ============

Weighted average shares
outstanding - basic and diluted .........     12,319,931                                             30,831,193
                                            ============                                           ============

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Statement of Operations
Year Ended December 31, 2000

                                                                                 Pro forma
                                                  SANZ              ITIS         Adjustments            Pro forma
                                                  ----              ----         -----------            ---------

Revenue .................................... $ 18,310,413      $  2,950,333              --            $ 21,260,746
Cost of sales ..............................   13,708,020         2,112,446              --              15,820,466
                                             ------------      ------------      ------------          ------------
Gross margin ...............................    4,602,393           837,887              --               5,440,280
                                             ------------      ------------      ------------          ------------
Operating expenses .........................    9,139,573         2,241,282            73,465 (c)        11,454,320
Depreciation and amortization ..............      152,130            51,954              --                 204,084
                                             ------------      ------------      ------------          ------------
                                                9,291,703         2,293,236            73,465            11,658,404
                                             ------------      ------------      ------------          ------------
Operating loss .............................   (4,689,310)       (1,455,349)          (73,465)           (6,218,124)
                                             ------------      ------------      ------------          ------------
Interest and other income ..................       85,211            59,273              --                 144,484
Interest expense ...........................     (140,940)             --                --                (140,940)
                                             ------------      ------------      ------------          ------------
Total other income/(expense) ...............      (55,729)           59,273              --                   3,544
                                             ------------      ------------      ------------          ------------
Net loss ................................... $ (4,745,039)     $ (1,396,076)     $    (73,465)         $ (6,214,580)
                                             ============      ============      ============          ============

Net loss per share - basic and diluted ..... $      (0.62)                                             $      (0.24)
                                             ============                                              ============

Weighted average shares
outstanding - basic and diluted ............    7,686,000                                                26,197,262
                                             ============                                              ============

SAN Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Financial Information

1.	The unaudited pro forma condensed financial information gives effect to the acquisition of all of the outstanding stock of ITIS Services, Inc. (ITIS). Consideration consisted of 18,511,262 shares of SAN Holdings, Inc.(SANZ) common stock valued at $13,883,446, options to acquire 3,315,050 shares of SANZ common stock valued at $1,966,852 and $500,000 of acquisition costs. The unaudited pro forma condensed financial information reflects the following adjustments:

(a)	to reflect the consideration given to acquire ITIS and related purchase accounting adjustments;

(b)	to reflect the pay off of the ITIS short-term note payable at acquisition; and

(c)	to reflect the amortization of deferred stock-based compensation related to unvested options issued as part of the acquisition. Amortization of deferred stock-based compensation was $94,455 for the nine months ended September 30, 2001 and $73,465 for the year ended December 31, 2000.

2.	The unaudited pro forma condensed financial statements of SANZ include assumptions relating to the allocation of the purchase price to the acquired assets and liabilities of ITIS. These assumptions are based on management’s best preliminary estimates, and the actual allocation of the purchase price may differ from that reflected in these unaudited pro forma condensed financial statements. The estimated purchase price and purchase price allocation are as follows:

        Fair value of SANZ common stock issued                     $  13,883,446
        Fair value of SANZ stock options issued                        1,966,852
        Acquisition costs                                                500,000
                                                                    ------------
                                                                      16,350,298
                                                                    ============

        Estimated fair value of net tangible assets

        Cash                                       $  168,624
        Accounts receivable                         3,113,611
        Inventory                                     116,909
        Property and equipment                        606,565
        Other assets                                   85,398
                                                   ----------
                                                    4,091,107

        Accounts payable                           (2,096,914)
        Accrued liabilities                          (256,984)
        Short-term note payable                      (100,000)
                                                  -----------

            Value of net tangible assets                               1,637,209

            Value of net intangible assets                            14,713,089
                                                                    ------------
                                                                    $ 16,350,298
                                                                    ============

Report of Independent Accountants

To the Management Committee of
ITIS Services LLC

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of ITIS Services LLC (the “Company”) at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has incurred a loss from operations since its inception. These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
August 23, 2001

ITIS Services LLC
Balance Sheet
December 31, 2000

___________________________________________________________________________________________________

Assets
Current assets:
  Cash and cash equivalents ......................................    $ 3,289,165
  Accounts receivable ............................................        607,303
  Prepaid expenses and other current assets ......................         84,473
                                                                      -----------
       Total current assets ......................................      3,980,941

  Inventory ......................................................         82,385
  Property and equipment, net of accumulated
   depreciation of $51,954 .......................................        264,209
                                                                      -----------
       Total assets ..............................................    $ 4,327,535
                                                                      ===========

Liabilities and Members' Equity

Current liabilities:
  Accounts payable ...............................................    $   544,575
  Related party accounts payable .................................          5,000
  Accrued wages ..................................................         29,311
  Other accrued liabilities ......................................         18,725
                                                                      -----------
       Total current liabilities .................................        597,611
                                                                      -----------

  Commitments and contingencies

  Members' equity ................................................      3,729,924
                                                                      -----------
     Total liabilities and members' equity .......................    $ 4,327,535
                                                                      ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Operations
For the year ended December 31, 2000

___________________________________________________________________________________________________

Revenue from:

  Sales ....................................................          $ 2,609,893
  Consulting services ......................................              340,440
                                                                      -----------
       Total revenue .......................................            2,950,333

Cost and expenses:

  Cost of goods sold .......................................            2,012,346
  Cost of services .........................................              100,100
  Selling, general and administrative ......................            2,241,282
  Depreciation and amortization ............................               51,954
                                                                    -----------
       Total costs and expenses ............................            4,405,682
                                                                    -----------

Loss from operations .......................................           (1,455,349)
Interest income ............................................               59,273
                                                                    -----------

Net loss ...................................................          $(1,396,076)
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2000

___________________________________________________________________________________________________

Members' equity at January 1, 2000 ..................  $     --

Contributions from members ..........................        1,000

Issuance of convertible preferred Series A Units ....    5,125,000

Net loss ............................................   (1,396,076)
                                                       -----------

Members' equity at December 31, 2000 ................  $ 3,729,924
                                                       ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Cash Flows
For the year ended December 31, 2000

___________________________________________________________________________________________________

Cash flows from operating activities:
  Net loss ........................................................   $(1,396,076)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
   Depreciation ...................................................        51,954
   Changes in assets and liabilities:
     Increase in accounts receivable ..............................      (607,303)
     Increase in prepaid expenses and other current assets ........       (84,473)
     Increase in inventory ........................................       (82,385)
     Increase in accounts payable .................................       544,575
     Increase in related party payable ............................         5,000
     Increase in accrued wages ....................................        29,311
     Other accrued liabilities ....................................        18,725
                                                                      -----------

   Net cash used in operating activities ..........................    (1,520,672)
                                                                      -----------

Cash flows from investing activities:
  Capital expenditures ............................................      (316,163)
                                                                      -----------

   Net cash used in investing activities ..........................      (316,163)
                                                                      -----------

Cash flows from financing activities:
    Cash received for membership interests ........................     5,126,000
                                                                      -----------

   Net cash provided by financing activities ......................     5,126,000
                                                                      -----------

   Net increase in cash ...........................................     3,289,165

   Cash and cash equivalents, beginning of period .................             0
                                                                      -----------
   Cash and cash equivalents, end of period .......................   $ 3,289,165
                                                                      ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Notes to Financial Statements

___________________________________________________________________________________________________

1.         Business and Organization

Formation of the Business
ITIS Services LLC. (the “Company”) was formed as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) on November 15, 1999. As of January 1, 2000, the Company acquired substantially all of the assets and assumed certain liabilities of ITIS Inc., and commenced operations on that date. The Company principally operates as a reseller of computer software and hardware and a provider of related services.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history and has incurred losses from operations since its inception. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters include expanding its market share as well as seeking additional financing arrangements. As discussed in Note 8, the Company also undertook a restructuring in June 2001 in order to reduce operating expenses. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient fees for its services or financing on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Limited Liability Company Agreement
The Company has been organized as a limited liability company. The owners of an interest in a limited liability company are called “members” and are not individually liable for the obligations and liabilities of the entity.

Pursuant to the Limited Liability Company Operating Agreement (the “Agreement”), the members of the Company have approved a management committee. The Agreement also contains certain restrictions with regard to the disposition/transfer of individual membership interests.

2.         Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk and Significant Customers
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers’ financial condition are performed, although collateral generally is not required. At December 31, 2000, three customers accounted for 52.8%, 20.2% and 18.6% of gross accounts receivable.

Inventories The inventory balance primarily reflects goods that have shipped, but, have not been received by the customer as of year end. It is not the company’s business practice to stock inventory.

Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Revenue Recognition
The Company’s revenue is derived from primarily two sources: (i) resale and installation of computer hardware and software and (ii) service revenue, derived primarily from providing consulting services to end users.

Revenue is recognized upon execution of a contract and completion of delivery and service obligations, provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable.

Income Taxes
The Company, as an LLC, is taxed as a partnership for federal and state tax purposes. There are no entity level income taxes imposed by jurisdictions in which the Company conducts its business and, therefore, these financial statements do not reflect any federal or state income tax expense. The profit or loss is deemed passed through to the members of the LLC and they are obligated to report such profit or loss on their own tax returns in the relevant jurisdictions.

Equity Compensation The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for equity awards.

Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are short term in nature, and accordingly, their carrying value approximates fair value.

3.         Property and Equipment

                                               Estimated
                                              useful life
                                                 (years)
                                              -----------

     Software                                       2       $   100,000
     Computer equipment                             3           212,113
     Furniture and fixtures                         5             4,050
                                                             ----------
                                                               316,163
     Less - accumulated depreciation                            (51,954)
                                                             ----------
                                                            $   264,209
                                                             ==========
Depreciation expense for the year ended December 31, 2000 was $51,954.

4.         Commitments and Contingencies

The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $131,535 for the year ended December 31, 2000.

Future minimum lease payments under noncancelable operating leases at December 31, 2000 are as follows:

               Years ending December 31:
               2001                                         $ 226,559
               2002                                           166,029
               2003                                            74,119
               2004                                            12,657
               2005                                                 0
                                                            ---------
                                                            $ 479,364
                                                            =========
The Company may be party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that there is not any substantive litigation and claims against the Company. However, in the event such litigation or claims arise, it could result in a material adverse effect on the financial position, results of operations or cash flows of the Company.

5.         Classes or Series of Equity

The issued and outstanding equity of the Company, in the form of Units, consists of one series of Preferred Units and two classes of Common Units (Class A Common Units and Class B Common Units).

The Preferred Units possesses certain rights, powers and preferences senior to those of the Common Units. At December 31, 2000, there were 12,058,842 Preferred Units issued and outstanding. In general, upon any sale or other liquidation of the Company, the holders of the Preferred Units are entitled to preferential distributions equal to the amount of the original investment of such holders, as adjusted for prior distributions. Once the holders of the Preferred Units receive such preferential distribution, the holders of the Common Units are entitled to receive a like amount per Unit. After both the Preferred Units and the Common Units have received such distribution, the Preferred Units and the Common Units share in further distributions on a pari passu basis. In general, the holders of the Preferred Units also have the right to elect two members of the Company’s Board of Managers (referred to as “Series A Managers”), and the approval of the Series A Managers and/or the holders of the Preferred Units is required in order to approve certain actions by the Company. Excepting only the foregoing preferential voting rights, the holders of the Preferred Units vote on an as-converted basis with the holders of the Common Units. The Preferred Units are convertible into Class A Common Units at any time at a specified conversion price and are mandatorily convertible upon a public offering of the Company’s equity securities meeting certain criteria.

The Class B Common Units (which are held by one individual, the current President and Chief Executive Officer of the Company) are entitled to certain liquidation preferences over the Class A Common Units. Upon a sale or other liquidation of the Company, and following the prior distribution of $10,000,000, to the holders of the Class A Common Units (representing the aggregate capital accounts of the holders of the Class A Common Units at the time the Class B Common Units were issued), the holder of the Class B Common Units is entitled to the distribution of the next $1,500,000. Following the distribution of such $1,500,000 to the holder of the Class B Units, the Class A Common Units and the Class B Units are entitled to share in subsequent distributions on a pari passu basis. Excepting only the foregoing preferential distributions, the Class B Common Units are identical to the Class A Common Units in all respects. The Class B Common Units were granted under a Restricted Unit Agreement (see Note 6). At December 31, 2000, there were 42,435,084 and 6,223,056 Class A Units and Class B Units, respectively, issued and outstanding; these amounts include units issued under Restricted Unit Agreements (see Note 6) which are considered issued and outstanding on grant date.

6.         Restricted Units Awards

Under the Company'’s Restricted Units Award Plan, officers and employees may receive grants of restricted units which provide the recipient with the right to vote all units subject to grant, and receive all distributions with respect to such units, whether or not vested. The unrealized gain reflected in the value of the Company as of the grant date is allocated, as of immediately prior to the issuance of the units, to the capital accounts or the then-existing members of the Company; accordingly, the restricted units entitle the grantee to participate solely in gains of the Company realized after the grant date. Grants are made at the discretion of the Board of Managers and generally vest over four years.

The Company applied Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and its related interpretation, FIN 28, Accounting for Stock Appreciation Rights and Other Variable Option or Award Plans in accounting for the Restricted Unit Awards. Since the grantee only participates in realized gains of the Company, there was no compensation expense recorded for the year ended December 31, 2000. Future expense will be recorded when it is probable that the Company will have a realized gain and be measured as the amount of the realized gain to be distributed to grantee.

7.         Related Parties

Raging Knowledge, Inc. (“Raging Knowledge”), a software development company, is considered to be an affiliated entity because major shareholders of Raging Knowledge are also major shareholders of the Company. During a portion of 2000 the Company subleased a portion of its premises to Raging Knowledge. Rent received from Raging Knowledge (or paid by Raging Knowledge directly to the Company’s landlord) is reflected as an offset to rent expense.

Effective November 30, 2000, the Company licensed from Raging Knowledge a customized version of Raging Knowledge’s proprietary software product under a three-year license and software maintenance agreement. The Company recorded software expense of $1,104 at December 31, 2000 related to this agreement.

8.         Subsequent Event

In June 2001, the Company undertook a restructuring in which it closed its Florida and Michigan operations and reduced its total number of employees by approximately 20%. The restructuring was undertaken to reduce costs and to refocus the company’s operations on the northeast markets, exiting the Florida and Michigan markets in which it has achieved very limited sales. Sales by the Florida and Michigan offices totaled less than 10% of the Company’s total sales during the first six months of 2001.

ITIS Services LLC
Unaudited Financial Statements
September 30, 2000 and 2001

ITIS Services LLC
Balance Sheet
September 30, 2000

                                                                       Unaudited
                                                                       ---------
Assets
Current Assets:
         Cash and cash equivalents .............................      $4,411,478
         Accounts receivable ...................................         495,687
         Prepaid expenses and other current assets .............         140,829
                                                                      ----------
              Total current assets .............................      $5,047,994
                                                                      ----------

Inventory ......................................................          47,227
Property and equipment, net of accumulated depreciation ........          76,584
                                                                      ----------
              Total assets .....................................      $5,171,805
                                                                      ==========

Liabilities and Members' Equity
Current liabilities:
         Accounts payable ......................................      $  393,712
         Accrued wages .........................................          13,456
         Other accrued liabilities .............................          61,936
                                                                      ----------
              Total current liabilities ........................      $  469,104
                                                                      ----------

Members' equity ................................................       4,702,701
                                                                      ----------
              Total liabilities and members' equity ............      $5,171,805
                                                                      ==========

ITIS Services LLC
Balance Sheet
September 30, 2001

                                                                       Unaudited
                                                                       ---------

      Assets
Current Assets
  Cash .......................................................        $  168,624
  Accounts receivable ........................................         3,113,611
  Inventory ..................................................           116,909
  Prepaid expenses and other current assets ..................            85,398
                                                                      ----------
                                                                       3,484,542
                                                                      ----------
Property and equipment, net of accumulated depreciation ......           606,565
                                                                      ----------
 Total Assets ................................................        $4,091,107
                                                                      ==========
     Liabilities & Members' Equity
Current Liabilities
  Accounts payable ...........................................        $2,096,914
  Accrued liabilities ........................................           256,984
  Short-term note payable ....................................           100,000
                                                                      ----------
                                                                       2,453,898
                                                                      ----------
Members' equity ..............................................         1,637,209
                                                                      ----------
     Total Liabilities and members' equity ...................        $4,091,107
                                                                      ==========

ITIS Services LLC
Statement of Operations
For the nine months ended September 30, 2000

                                                                      Unaudited
                                                                      ---------

Total revenue ............................................          $ 2,267,229

Cost of goods sold .......................................            1,509,578
                                                                    -----------
Gross Profit .............................................              757,651
                                                                    -----------

Costs and expenses:

Selling, general and administrative ......................            1,169,804

Depreciation and amortization ............................               11,344
                                                                    -----------
Total costs and expenses .................................            1,181,148
                                                                    -----------

Loss from operations .....................................             (423,497)
Interest income ..........................................                2,167
Interest expense .........................................                  968
                                                                    -----------
Net loss .................................................          $  (422,298)
                                                                    ===========

ITIS Services LLC
Statement of Operations
For the nine months ended September 30, 2001

                                                                      Unaudited
                                                                      ---------

Revenue ................................................            $ 7,454,074
Cost of sales ..........................................              5,854,333
                                                                    -----------

Gross margin ...........................................              1,599,741
                                                                    -----------
Operating expenses .....................................              3,658,419
Depreciation and amortization ..........................                108,019
                                                                    -----------
                                                                      3,766,438
                                                                    -----------

Operating loss .........................................             (2,166,697)
                                                                    -----------
Interest and other income ..............................                 65,760
                                                                    -----------
                                                                         65,760
                                                                    -----------

Net loss ...............................................            $(2,100,937)
                                                                    ===========

ITIS Services LLC
Statement of Cash Flows
For the nine months ended September 30, 2000

                                                                      Unaudited
                                                                      ---------

          OPERATING ACTIVITIES
              Net Income .....................................       (422,298)
              Adjustments to reconcile Net Income
              to net cash provided by operations:
                  Accounts Receivable ........................       (495,687)
                  Inventory ..................................        (47,227)
                  Other Assets ...............................       (140,829)
                  Accounts Payable ...........................        393,712
                  Accrued Liabilities ........................         24,550
                                                                    ---------
          Net cash used by Operating Activities ..............       (687,779)

          INVESTING ACTIVITIES
                  Fixed Assets ...............................        (91,097)
                  Accumulated Depreciation ...................         14,513
                                                                    ---------
          Net cash used by Investing Activities ..............        (76,584)

          FINANCING ACTIVITIES
              Note Payable ...................................         15,842
              Due to Affiliates ..............................         35,000
              Invested Capital ...............................      5,124,999
                                                                    ---------
          Net cash provided by Financing Activities ..........      5,175,841
                                                                    ---------

      Net cash increase for period ...........................      4,411,478
                                                                    ---------

Cash at end of period ........................................      4,411,478
                                                                    =========

ITIS Services LLC
Statement of Cash Flows
For the nine months ended September 30, 2001

                                                                    Unaudited
                                                                    ---------

          OPERATING ACTIVITIES
              Net Income .....................................     (2,092,956)
              Adjustments to reconcile Net Income
              to net cash provided by operations:
                  Accounts Receivable ........................     (2,506,308)
                  Inventory ..................................        (34,524)
                  Other Assets ...............................         10,029
                  Accounts Payable ...........................      1,610,540
                  Accrued Liabilities ........................        139,871
                                                                    ---------
          Net cash used by Operating Activities ..............     (2,873,348)

          INVESTING ACTIVITIES
                  Fixed Assets: - Office
                  Equip & Computers ..........................       (449,723)
                  Accumulated Depreciation ...................        107,367
                                                                    ---------
          Net cash used by Investing Activities ..............       (342,356)
                                                                    =========
          FINANCING ACTIVITIES
              Note Payable ...................................        100,000
              Due to Affiliates ..............................         (5,000)
                                                                    ---------
          Net cash provided by Financing Activities ..........         95,000
                                                                    ---------

      Net cash decrease for period ...........................     (3,120,704)

      Cash at beginning of period ............................      3,289,166
                                                                    ---------

Cash at end of period ........................................        168,462
                                                                    =========

ITIS Services LLC
Notes to Unaudited Financial Statements

Basis of Presentation

The unaudited financial statements of ITIS Services LLC should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2000. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results to be expected for the year.

[BACK COVER PAGE OF PROSPECTUS]

No one is authorized to give any information or make any representations not contained in this prospectus. If given or made, such information or representations must be not relied upon, as they have not been authorized by SANZ. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited. The delivery of this prospectus at any time does not imply that the information herein is correct after the date of the prospectus.

SAN HOLDINGS, INC.

                                                                 TABLE OF CONTENTS
                                                                                                                                              Page

Prospectus Summary ..........................................  2
Risk Factors ................................................  3                          32,022,350 shares
Available Information .......................................  6                           of common stock
Use of Proceeds .............................................  7
SANZ and Its Business .......................................  7
Market for Our Shares and                                                                  December __, 2002
  Related Shareholder Matters ............................... 13
Management’s Discussion and Analysis of
  Financial Condition and Results of Operations ............. 14
Management .................................................. 17                              PROSPECTUS
Share Ownership of Principal

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.      Indemnification of Directors and Officers.

        Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed:

(a)	in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or

(b)	in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

        In connection with an action by a corporation, or to enforce a right of a corporation, against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit:

(a)	if the person acted in good faith and in a manner in or not opposed to the best interests of the corporation, and

(b)	if the person is found liable to the corporation, only if ordered by a court of law.

A corporation may grant additional rights to indemnification to its director, officers, employees, or agents.

Our Articles of Incorporation provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and permit indemnification of other persons to the extent authorized from time to time by the board of directors. The right to indemnification includes the right to have SANZ pay in advance the expenses incurred in defending these proceedings, so long as there is an agreement to repay these expenses if it is ultimately determined that the person is not entitled to be indemnified for them.

Colorado law permits SANZ to purchase and maintain insurance policies that protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. These policies may provide for indemnification whether or not SANZ otherwise would be able to provide it. SANZ has officers and directors liability insurance which provides coverage for certain liabilities which may be claimed to arise under the Securities Act.

Insofar as indemnification for Securities Act liabilities may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, indemnification for Securities Act liabilities is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.      Other Expenses of Issuance and Distribution.

        The following table shows all expenses of the issuance and distribution of the securities offered hereby to be paid by the Small business issuer.

         SEC filing fee                            $ 2,500
         Printing and EDGAR costs                    2,000
         Legal fees                                 35,000
         Accounting fees                            35,000
         Miscellaneous                                 500

                  Total                            $75,000
                                                   =======

        All amounts listed above, except for the registration fee, are estimates. The small business issuer will pay all expenses itemized above. Sales agent discounts and commissions to any brokers or dealers will be borne by the selling shareholders for the shares offered by the selling shareholders.

Item 26. Recent Sales of Unregistered Securities. During the three years preceding the initial filing of this registration statement, SANZ sold securities that were not registered under the Act in the transactions described below. In each instance, the certificates issued bore a legend restricting transfer and SANZ has issued stop transfer instructions to its Transfer Agent

A.	During the year ended December 31, 1999, in conjunction with the settlement of debts that were then in default, we issued a total of 37,716 shares, valued at 145,198, to certain vendors and others in private transactions in reliance upon Section 4(2) of the Act, as follows: (i) an aggregate of 22,438 shares were issued to four providers of legal, public relations or consulting services (none of whom was an affiliate of the company); (ii) an aggregate of 12,500 shares were issued to two former executive officers of the company in settlement of employment-related claims; and (iii) an aggregate of 1,389 shares were issued to three lenders (none of whom was an affiliate of the company) in conversion of debentures or in satisfaction of other loans. The investors were provided with current information on the company and given the opportunity to ask questions of management. The transactions were entered into after negotiations between SANZ and the investors.

B.	In October 1999, we issued 8,334 shares to one existing shareholder upon conversion of a debenture, in reliance upon the exemptions provided by Section 3(a)(9) of the Act, for securities exchanged with existing securityholders, and Section 4(2) of the Act, for transactions not involving a public offering. The investor was provided with current information on the company and given the opportunity to ask questions of management.

C.	In November 1999, in reliance upon Sections 4(2) and 4(6) of the Act, we issued 253,006 shares to one accredited investor in a private transaction upon conversion of $91,082 in debt we owed to the investor. The investor was provided with current information on the company, and had access to additional information and to company management. The transaction was entered into after negotiations between SANZ and the investor.

D.	In November 1999, in reliance upon Section 4(2) of the Act, we issued 49,048 shares, valued at $35,315, to Estate Management Services in connection with termination of a consulting agreement dated July 1, 1998. At the time of the transaction the investor was a principal shareholder, knowledgeable about the company, with access to additional information.

E.	In December 1999, we issued 1,275 shares, valued at $47,750, as a dividend to preferred shareholders in reliance upon the exemption provided by Section 4(2) of the Act.

F.	During December 1999 and January and February 2000, SANZ sold 1,550,800 shares of Series AA convertible preferred stock at $1.50 per share to overseas and U.S. accredited investors. During 2000, all of these preferred shares were converted to common stock. These transactions were effected pursuant to the exemptions provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

G.	During December 1999 and January and February 2000, SANZ sold 493,334 units of Series AAA convertible preferred stock and common stock warrants at a price of $3.00 per unit to overseasaccredited investors and U.S. accredited investors. Each unit contains one share of Series AAA convertible preferred stock and two 120-day common stock warrants, one exercisable at $3.50 per share and one at $5.00 per share. The units were sold pursuant to the exemption provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

H.	On January 7, 2000, we issued 3,800,000 shares of Series BB Convertible Preferred Stock to the17 shareholders of Storage Area Networks, a Nevada corporation (“SAN”), in connection with the acquisition of 100% of the outstanding shares of SAN. These shares were issued in reliance on the exemption provided by Section 4(2) of the Act. Each SAN shareholder was provided with information on the Company, and each SAN shareholder signed a Letter of Acceptance in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

I.	During March 2000, SANZ sold 1,134,526 shares of Series AA preferred stock and 363,734 units of Series AAA preferred stock for net proceeds of $1,530,291 and $898,350, respectively. Each unit of Series AAA preferred stock consisted of one Series AAA preferred share and a warrant to purchase one share of common stock exercisable at $3.50 per share and one share of common stock exercisable at $5.00 per share. The securities were sold to offshore and U.S. accredited investors pursuant to the exemptions provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. During 2000 all shares of Series AA and AAA convertible preferred stock were converted into shares of SANZ common stock pursuant to the provisions of Rule 506.

J.	During March and April 2000, we completed a private placement consisting of 170,667 shares of common stock, and warrants exercisable to purchase 1,000,000 shares at $9.00 per share, for net proceeds of $515,001 (net of offering costs of $55,000). The securities were sold in reliance on Section 4(2) of the Act to one accredited overseas investor who was already a shareholder of SANZ. The investor had access to complete information about SANZ.

K.	On January 21, 2000, SANZ paid $1,800,000 in cash, $951,000 in promissory notes, and issued 88,888 shares of common stock, valued at $153,332, to the three shareholders and one key employee of CoComp, Inc. in connection with our acquisition of all the outstanding stock of Co Comp, Inc. The shares were issued pursuant to the exemption provided by Section 4(2) of the Act. The terms of the transaction were the result of negotiations between the managements of the company and CoComp, Inc. Each investor was provided with information about the company, and had access to additional information Each investor signed an agreement in which he represented that he was acquiring the shares for investment only and not for the purpose of resale or distribution.

L.	On June 27, 2000, we acquired Value Technologies, Inc. for $130,000 in cash and 115,000 shares of common stock valued at $503,125. In accordance with the provisions of the agreement with Value Technology, Inc., we issued an additional 28,750 shares of common stock to the former shareholders of Value Technology, Inc. during December 2000 because the market price of SANZ common stock was less than $15.00 during the last 20days of December. The shares were issued to three principals of Value Technology, Inc. in reliance upon Section 4(2) of the Act. Two of these three persons became employees of SANZ. The three investors were provided with information about the company, and had access to additional information Each investor signed an agreement in which he represented that he was acquiring the shares for investment only and not for the purpose of resale or distribution.

M.	During the year ended December 31, 2000, we issued 928,398 shares to warrantholders upon exercise of outstanding warrants. The shares were issued in reliance on the exemptions provided by Sections 4(6) and 4(2) of the Act. Each investor was provided with information on SANZ and each person signed an investment representation statement.

N.	During the year ended December 31, 2000, in a non-public offering in reliance upon Section 4(2) of the Act, we issued a total of 1,359,499 stock options to employees and a total of 15,000 stock options to three non-employee directors. The exercise price of each of these options was equal to the fair market value of SANZ shares as of the date of grant.

O.	On June 30, 2001, we completed a private placement of 8,960,488 shares of common stock, warrants to purchase 2,207,747 shares of common stock at $.625 per share and warrants to purchase 2,207,747 shares of common stock at $1.25 per share for net proceeds of $4,848,115 (net of offering costs of $699,167). Additionally, we issued warrants to purchase 1,156,942 shares of common stock at $.625 per share and warrants to purchase 271,000 shares of common stock at $1.15 per share for sales commissions incurred in connection with the private placement.

The Units were offered and sold to 85 accredited U.S. investors and to 53 offshore accredited investors. The Units were offered in the U.S. through Bathgate McColley Capital Group LLC (BMCG) and outside the U.S. through Falcon Capital (the “Placement Agents”). BMCG was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 5%, of the gross offering proceeds of their sales. In addition, BMCG was granted Placement Agent's warrants exercisable for five years after their issuance to purchase 837,381 shares of common stock at $0.625 per share. Falcon Capital was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 2%, of the gross offering proceeds of their sales. In addition, Falcon Capital was issued 100,000 shares of common stock and issued five-year warrants to purchase 203,003 shares at $.625 per share.

The offering was made in accordance with exemptions from registration provided by Section 4(2) and Regulation S under the Securities Act, in reliance on the following circumstances: Outside the U.S., all offers and sales were made in “offshore transactions” as defined in Regulation S and no directed selling efforts were made in the U.S. In the U.S., the offering was directed to a limited number of persons in a private transaction not involving a public offering. All U.S. investors represented, and SANZ reasonably believed, that they were accredited investors who were able to fend for themselves in the transaction. Each investor was furnished with information concerning SANZ and each had the opportunity to verify the information supplied. SANZ obtained a signed representation from each investor as to his or her intent to acquire the securities for investment only and not with a view toward the subsequent distribution thereof.

P.	In October 2001, SANZ acquired certain assets of ECOSoftware Systems in exchange for $150,000, a note payable in the amount of $80,000, a warrant to purchase 100,000 shares of common stock at $1.00 per share, and 250,000 shares of SANZ common stock valued at $200,000. This transaction was made in reliance on the exemptions provided under Sections 3(a)(11) and Section 4(2) of the Act. The offer and sale were made in a private transaction, with one individual who was a resident of Colorado, the state in which SANZ is incorporated and operates.

Q.	Effective December 31, 2001, we acquired all of the outstanding stock of ITIS Services, Inc. (ITIS) in exchange for 18,511,262 shares of common stock valued at $13,883,446, options to acquire 3,315,050 shares of common stock valued at $1,966,852, and approximately $500,000 of acquisition costs. This offer and sale was made privately to the 20 accredited and 7 nonaccredited investor shareholders of ITIS in reliance on the exemption provided under Section 4(2) of the Act and Rule 506 of Regulation D of the Act. All ITIS shareholders were provided with extensive information concerning the transaction, and had the opportunity to ask questions and receive additional information concerning the transaction, sufficient for us to reasonably believe that all of the ITIS shareholders were capable of evaluating the merits and risks of the transaction.

R.	During the year ended December 31, 2001, we granted warrants to purchase 300,000 shares of common stock at $.81 to $1.00 per share to an officer and warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share, as consideration for certain consulting services. We also granted 5,000 options each to our two non-employee directors, and a total of 7,205,050 options to employees and one non-employee officer. The exercise price of each option is equal to the fair market of SANZ common stock on the date of grant. The securities were issued under the exemption from registration provided under Section 4(2) of the Act.

S.	On March 25, 2002, we closed a private offering of units, at $6,800 per unit, that raised $798,456, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,700 shares and 431,450 warrants, including those issued as placement agent compensation, were issued to 25 investors and two placement agents in this offering. The offering was made in accordance with exemptions from registration provided by Section 4(2) and Regulation S under the Act. All offers and sales were made in “offshore transactions” as defined in Regulation S and no directed selling efforts were made in the U.S. Each investor was furnished with information concerning our business and financial condition, and each investor had the opportunity to verify the information supplied. We obtained a signed representation from each investor as to his or her intent to acquire the securities for investment only and not with a view toward the subsequent distribution thereof.

Item 26. Exhibits. The following is a complete list of exhibits filed as part of this registration statement, which exhibits are incorporated herein.

Exhibit Number	Description	Location
2.1

Agreement and Plan of Merger dated December 10, 2001 by and among SAN Holdings, Inc., ITIS Acquisition Corp. and ITIS Services, Inc., including exhibits thereto, but omitting listed schedules which will be furnished to the staff upon request

Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 19, 2001, filed December 31, 2001
3.1	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001
3.2	By-laws, as amended	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB for the year ended December 31, 1999
5.1	Opinion of Counsel as to the legality of the Shares Registered for Sale	Filed herewith
10.1	Share Exchange Agreement dated January 7, 2000 between Citadel Environmental Group and Storage Area Networks	Incorporated by reference to Exhibit 10 to the Current Report on Form 8-K dated January 7, 2000, filed January 24, 2000
10.2	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Brent J. Duckworth	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.3	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Lawrence J. Chisesi	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.4	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Kent A. Shields	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.5	Agreement and Plan of and Reorganization dated June 19, 2000, by and among SAN Holdings, Inc., Value Tech Acquisition Corporation and Value Technology, Inc.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated June 28, 2000, filed July 12, 2000
10.6	Credit and Security Agreement, dated May 31, 2001, by and between Storage Area Networks, Inc., and Wells Fargo Business Credit, Inc.	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001
10.7	Executive Employment Agreement - John Jenkins	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.

Exhibit Number	Description	Location
10.8	Executive Employment Agreement - Fred T. Busk, III	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.9	Executive Employment Agreement - Brendan T. Reilly	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.10	Executive Employment Agreement - Hugh A. O'Reilly	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.11	Executive Employment Agreement - F. William Tilt	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.12	2000 Stock Option Plan	Incorporated by reference to Exhibit 99.1 in the Form S-8 (File No. 333-81910) filed January 31, 2002.
10.13	2001 Stock Option Plan	Incorporated by reference to Exhibit 99.2 in the Form S-8 (File No. 333-81910) filed January 31, 2002.
10.14	First Amendment to Credit and Security Agreement by and between Storage Area Networks, Inc. and Wells Fargo Business Credit, Inc.	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.
10.15	Subordination Agreement by and between SAN Holdings, Inc. and Wells Fargo Business Credit, Inc.	Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.
10.16	Second Amendment, dated July 1, 2002, to Credit and Security Agreement, by and between Storage Area Networks, Inc., and Wells Fargo Business Credit, Inc.	Previously Filed.
10.17	Amended and Restated Employment Agreement - Fred T. Busk, III.	Previously Filed.

Exhibit Number	Description	Location
21.1	List of Subsidiaries	Previously filed
23.1	Consent of Grant Thornton LLP	Filed herewith
23.2	Consent of Causey Demgen & Moore Inc.	Filed herewith
23.3	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.4	Consent of Key Law Firm, PC	See Exhibit 5.1

Item 28.      Undertakings.

        A.    The undersigned small business issuer hereby undertakes:

        (1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                 (iii)   Include any additional or changed material information on the plan of distribution.

        (2)    That, for the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3)    To file a post-effective amendment to remove from registration any of the securities remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Castle Rock, State of Colorado, on December 11, 2002.

                                                                                                                                        SAN Holdings, Inc.
                                                                                                                                          (Registrant)

Date:            December 11, 2002                                                                   /s/ John Jenkins
                                                                                                                       John Jenkins
                                                                                                                       President and Chief Executive Officer

Date:            December 11, 2002                                                                   /s/ Hugh A. O’Reilly
                                                                                                                       Hugh A. O’Reilly
                                                                                                                       Senior Vice President and Treasurer
                                                                                                                       (Principal Financial Officer)

Date:            December 11, 2002                                                                   /s/ Daniel B. Hemphill
                                                                                                                       Daniel B. Hemphill
                                                                                                                       Controller
                                                                                                                       (Principal Accounting Officer)

Date:            December 11, 2002                                                                    /s/ John Jenkins
                                                                                                                       John Jenkins, Director

Date:
                                                                                                                       Robert K. Brooks, Director

Date:            December 11, 2002                                                                    /s/ Fred T. Busk, III
                                                                                                                       Fred T. Busk, III, Director

Date:
                                                                                                                       William R. Hipp, Director

Date:            December 11, 2002                                                                    /s/ Brendan T. Reilly
                                                                                                                       Brendan T. Reilly, Director